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                                                                EXHIBIT 2.1

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                            MASTER PURCHASE AGREEMENT



                                  by and among

                            BROOKS AUTOMATION, INC.,

                           FASTech INTEGRATION, INC.,

                             BROOKS AUTOMATION GmbH

                                   JENOPTIK AG

                      MEISSNER + WURST ZANDER HOLDING GmbH,

                              JENOPTIK INFAB GmbH,

                               JENOPTIK INFAB KK,

                               JENOPTIK INFAB PLC,

                              JENOPTIK INFAB, LTD.

                            MEISSNER + WURST US, INC.

                                       and

                              JENOPTIK INFAB, INC.



                                September 9, 1999

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                            MASTER PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

MASTER PURCHASE AGREEMENT......................................................1

ARTICLE I. DEFINITIONS.........................................................1
   1.1   Definitions...........................................................1

ARTICLE II. PURCHASE AND SALE OF PURCHASED ASSETS AND INFAB SHARES.............7
   2.1   Purchased Assets......................................................7
   2.2   Excluded Assets.......................................................9
   2.3   Assumption of Liabilities.............................................9
   2.4   Retained Liabilities.................................................10
   2.5   Taxes; Documents of Assignment.......................................11
   2.6   Purchase of Infab Shares.............................................11
   2.7   Further Assurances...................................................12
   2.8   Customer Contracts...................................................13

ARTICLE III. AGGREGATE CONSIDERATION..........................................13
   3.1   Aggregate Consideration and Payment..................................13
   3.2   Determination of Closing Net Book Value; Adjustment of the
          Aggregate Consideration.............................................13
   3.3   Allocation of Aggregate Consideration................................15

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF JENOPTIK, M+W AND M+W (US)......15
   4.1   Organization and Qualification.......................................15
   4.2   Authority; No Violation..............................................16
   4.3   Investment Intent....................................................17
   4.4   Restricted Securities................................................17
   4.5   U.S. Person..........................................................17

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES....................18
   5.1   Organization and Qualification of the Companies......................18
   5.2   Authority; No Violation..............................................19
   5.3   Capitalization.......................................................19
   5.4   Subsidiaries; Other Investments......................................20
   5.5   Financial Statements.................................................20
   5.6   Absence of Undisclosed Liabilities...................................21
   5.7   Conduct of Business; Absence of Certain Changes......................21
   5.8   Payment of Taxes.....................................................23
   5.9   Title to Properties; Liens; Condition of Properties..................24
   5.10     Collectibility of Receivables.....................................25
   5.11     Inventories.......................................................25
   5.12     Intellectual Property Rights......................................26
   5.13     Contracts and Commitments.........................................28
   5.14     Employees.........................................................30
   5.15     Labor and Employee Relations......................................30
   5.16     Employee Benefits.................................................32
   5.17     Environmental Matters.............................................32


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   5.18     Government Authorizations.........................................34
   5.19     Warranty or Other Claims..........................................34
   5.20     Litigation........................................................35
   5.21     Borrowings and Guarantees.........................................35
   5.22     Financial Service Relations and Powers of Attorney................35
   5.23     Insurance.........................................................35
   5.24     Corporate Books, Records and Accounts.............................36
   5.25     Finder's Fee......................................................37
   5.26     Transactions with Interested Persons..............................37
   5.27     Absence of Sensitive Payments.....................................37
   5.28     Year 2000.........................................................38
   5.29     Copies of Documents...............................................38
   5.30     Disclosure of Material Information................................38
   5.31     Regulatory Correspondence.........................................38

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF BUYER...........................38
   6.1   Organization of Buyer................................................39
   6.2   Authorization of Transaction.........................................39
   6.3   No Conflict of Transaction With Obligations and Laws.................39
   6.4   Reports and Financial Statements.....................................39
   6.5   Absence of Certain Changes...........................................40
   6.6   Capitalization.......................................................40
   6.7   Labor and Employee Relations.........................................40
   6.8   Government Authorizations............................................41
   6.9   Litigation...........................................................41
   6.10     Finder's Fee......................................................41
   6.11     Absence of Sensitive Payments.....................................41
   6.12     Corporate Books, Records and Accounts.............................42
   6.13     Disclosure of Material Information................................42

ARTICLE VII. COVENANTS OF JENOPTIK AND THE INFAB COMPANIES....................42
   7.1   Conduct of Business..................................................42
   7.2   Access to Information................................................45
   7.3   Governmental Permits and Approvals; Consents.........................45
   7.4   Assignment of Contracts..............................................45
   7.5   Maintenance of Government Authorizations.............................45
   7.6   Collection of Receivables............................................46
   7.7   Risk of Loss.........................................................46
   7.8   Employee/Employee Compensation.......................................46
   7.9   Employee Termination Costs...........................................46
   7.10     Breach of Representations and Warranties..........................47
   7.11     Consummation of Agreement.........................................47
   7.12     Exclusivity.......................................................47
   7.13     Cimple............................................................47
   7.14     Deferred Revenues.................................................47
   7.15     Change of Name....................................................48
   7.16     Ebner Stolz & Partner.............................................48

ARTICLE VIII. COVENANTS OF BUYER..............................................48
   8.1   Reasonable Best Efforts..............................................48
   8.2   Notices and Consents.................................................48
   8.3   Breach of Representations and Warranties.............................48
   8.4   Listing of Cash Shares and Purchase Shares...........................48

ARTICLE IX. CONDITIONS TO OBLIGATIONS OF BUYER................................49


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MASTER PURCHASE AGREEMENT                                                Page ii
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   9.1   Due Diligence Review.................................................49
   9.2   Representations; Warrantees; Covenants...............................49
   9.3   Resignations of Officers and Directors...............................49
   9.4   Lien Terminations....................................................49
   9.5   Delivery of Financial Information....................................49
   9.6   Purchase Agreements..................................................50
   9.7   Certain Ancillary Agreements.........................................50
   9.8   Employee Noncompetition Agreements...................................50
   9.9   Real Property Leases.................................................50
   9.10     Governmental Consents and Approvals; Authorization from Others;
             Termination or Expiration of Waiting Period......................51
   9.11     Absence of Certain Litigation.....................................51
   9.12     No Bankruptcy.....................................................51
   9.13     Resolution of Minority Ownership..................................52
   9.14     Opinion of Counsel for Jenoptik, and M+W..........................52
   9.15     Opinion of Sellers' Counsel.......................................52
   9.16     Opinion of Counsel for Each of Infab (Scotland) and Infab
             (Ireland)........................................................53
   9.17     Fairness Opinion..................................................53
   9.18     Payment of Indebtedness...........................................53

ARTICLE X. CONDITIONS TO OBLIGATIONS OF JENOPTIK AND THE INFAB COMPANIES......53
   10.1     Representations; Warrantees; Covenants............................54
   10.2     Governmental Consents and Approvals; Termination or Expiration
             of HSR Waiting Period............................................54
   10.3     Absence of Certain Litigation.....................................54
   10.4     No Bankruptcy.....................................................54
   10.5     Opinion of Buyer's Counsel........................................55

ARTICLE XI. INDEMNIFICATION...................................................55
   11.1     Indemnification by Jenoptik.......................................55
   11.2     Indemnification by Buyer..........................................58
   11.3     Defense of Third Party Actions....................................59
   11.4     Miscellaneous.....................................................59
   11.5     Payment of Indemnification........................................60

ARTICLE XII. TERMINATION OF AGREEMENT.........................................60
   12.1     Termination.......................................................60
   12.2     Termination by the Buyer..........................................60
   12.3     Termination by Jenoptik...........................................61
   12.4     Procedure for Termination.........................................61
   12.5     Effect of Termination.............................................61
   12.6     Right to Proceed..................................................62

ARTICLE XIII. MISCELLANEOUS...................................................62
   13.1     Survival of Warranties............................................62
   13.2     Fees and Expenses.................................................62
   13.3     Notices...........................................................63
   13.4     Publicity and Disclosures.........................................64
   13.5     Confidentiality...................................................65
   13.6     Time Period.......................................................65
   13.7     Entire Agreement..................................................65
   13.8     Severability......................................................65
   13.9     Assignability.....................................................65
   13.10    Amendment.........................................................65
   13.11    Governing Law;....................................................66


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   13.12    Remedies..........................................................66
   13.13    Counterparts......................................................66
   13.14     Effect of Table of Contents and Headings.........................66
   13.15    Disposition of Cash Shares and Purchase Shares....................66
   List of Schedules and Exhibits.............................................69


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                            MASTER PURCHASE AGREEMENT

      This Master Purchase Agreement (the "Agreement") dated as of September 9, 1999, is entered into by and among the parties whose names appear on the signature pages hereof and who are defined in Article I hereof.

      This Agreement, including the Exhibits and Schedules hereto, sets forth the terms and conditions upon which Buyer or one or more Subsidiaries of Buyer will, in exchange for a total of 914,286 shares of Buyer Common Stock with a stipulated value of $24.4 million (subject to adjustment), acquire:

         (i) $16.4 million of fixed assets necessary for or used primarily in connection with the Infab Business, usable inventory and collectible receivables, but not goodwill;

         (ii) $5 million of patents and intellectual property necessary for or used primarily in connection with the Infab Business;

         (iii) $3 million (plus the amount of certain prepayments of license fees and vacation accruals) in cash;

         (iv) all shares of Infab (Scotland); and

         (v) all shares of Infab (Ireland).

      In consideration of the mutual representations, warranties and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         ARTICLE I. DEFINITIONS

                  1.1. DEFINITIONS. For the purposes of this Agreement and, unless otherwise set forth therein, for the purposes of all Schedules and Exhibits to this Agreement, all capitalized words or expressions used in this Agreement (including the Schedules and Exhibits annexed thereto) shall have the meanings specified in this Article I (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ACQUISITION TRANSACTION" means any merger, consolidation or other business combination involving any of the Infab Companies, acquisition of any portion of the Purchased Assets, except in the ordinary course of business and consistent with past practices, acquisition of capital stock of any of the Companies, or inquiries or proposals concerning or which could reasonably be expected to lead to, any of the foregoing.

         "AGGREGATE CONSIDERATION" is defined in Section 3.1 hereof.

         "ANCILLARY DOCUMENTS " means the Stockholder Agreement, Transitional Services Agreement, Jenoptik Non-competition Agreement, and all of the other documents or agreements


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MASTER PURCHASE AGREEMENT                                                 Page 1
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entered into or executed in conjunction with the execution, delivery and performance of the Purchase Agreements.

         "ASSUMED INFAB SHARE LIABILITIES" means (1) the statutory liability incurred by taking over the employment of the twelve employees of Infab (Scotland) and (2) the customer contracts listed on Schedule 2.1(c) unless the license agreement referenced in Section 9.13 hereof is executed and delivered. In that event "Assumed Infab Share Liabilities" shall mean no liabilities whatsoever.

         "ASSUMED LIABILITIES" means the liabilities described in Section 2.3 hereof.

         "BASE BALANCE SHEET" means the balance sheet described in Section 5.5 hereof.

         "BASE NET BOOK VALUE" is defined in Section 3.2 hereof.

         "BUYER" means Brooks Automation, Inc., a Delaware corporation.

         "BUYER COMMON STOCK" means shares of Buyer's common stock, par value $.01 per share.

         "BUYER'S EMPLOYEE TERMINATION COSTS" means all Employee Termination Costs up to but not exceeding $2,000,000.

         "BUYER ENTITIES" means Buyer, FASTech Integration, Inc. and Brooks Automation GmbH.

         "BUYER'S INDEMNIFIED PERSONS" means the Buyer, its parent, subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders and agents, Infab (Scotland) and Infab (Ireland) after the Closing, and any person serving as a director, officer, employee or agent of Infab (Scotland) and Infab (Ireland) at Buyer's request after the Closing.

         "BUYER PURCHASE RIGHT" means a preferred stock purchase right under the Rights Agreement, as amended, between Buyer and the Rights Agent named therein in July 1997. References herein to Buyer Common Stock and to Purchase Shares issuable in connection herewith shall be deemed to include the associated Buyer Purchase Rights.

         "CLOSING" means the closing of the transactions contemplated herein, which shall be held at the offices of Brown, Rudnick, Freed & Gesmer at 10:00 a.m., on September 30, 1999 or at such other place, date or time as may be fixed by mutual agreement of the parties provided, however, that in no event shall the date of Closing (the "Closing Date") be extended beyond October 31, 1999.

         "CLOSING BALANCE SHEET" is defined in Section 3.2 hereof.

         "CLOSING NET BOOK VALUE" is defined in Section 3.2 hereof.

         "CLOSING STATEMENT" is defined in Section 3.2 hereof.


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MASTER PURCHASE AGREEMENT                                                 Page 2
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         "COMPANY" means any of Infab (Germany), Infab (Ireland), Infab (Japan),
Infab (Scotland) and Infab (USA), and "COMPANIES" means all of them collectively.

         "CONSTITUENT DOCUMENTS" means the certificate of incorporation, articles of organization, agreement of association, by-laws or equivalent documents pursuant to which a corporation is organized under its governing law.

         "COURT ORDER" means court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction.

         "CUSTOMER CONTRACTS" mean the contracts described in Section 2.1(c) hereof.

         "EMPLOYEE BENEFIT PLAN" means a pension arrangement, profit sharing plan, stock purchase, stock option, stock bonus, stock appreciation, severance, health, welfare, life, disability or other benefit plan, fund, program, arrangement or practice (including all Betriebsvereinbarungen [collective bargaining agreements] and tarifvertage [tariff contracts] and further including practices related to vacation pay, holiday time, moving expense, reimbursement programs, sick leave and salary reduction agreements, change-in-control agreements, severance agreements).

         "EMPLOYEE TERMINATION COSTS" include (i) all severance payments paid to Terminated Employees, (ii) all wages, employers' contributions and any other benefits that are paid to or in respect of Terminated Employees for periods from the date of Closing to the effective date of termination of the Terminated Employees employment and (iii) any other amounts such as legal fees, court fees and other expenses that are paid to or in respect of Terminated Employees after the date of this Agreement.

         "ENVIRONMENTAL LAWS" means Laws, Court Orders and Government Authorizations, related to the environment, the management of pollution or Hazardous Materials the protection of public health or worker safety, including but not limited to (i) in the case of the United States, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, and the Federal Water Pollution Control Act, (ii) in the case of the Federal Republic of Germany and (iii) all corresponding relevant laws and regulations in the Republic of Ireland, Japan, the United Kingdom, and any other relevant jurisdiction; or any successor laws and any similar laws, rules, or regulations.

         "ENVIRONMENTAL SITE" means properties or facilities owned or leased by any of the Companies, the former parent corporation of any of the Companies or, to the best knowledge of the Companies and M+W, any predecessors-in-interest of any of the Companies.

         "EXCLUDED ASSETS" means the assets described in Section 2.2 hereof and all of the rights, title and interest of Jenoptik and the Infab Companies in the name "Jenoptik."

         "FORMULA PRICE" means $26.6875 per share.


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MASTER PURCHASE AGREEMENT                                                 Page 3
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         "GOVERNMENTAL AUTHORITY" means any government authority, whether foreign, federal, state, local or other political subdivision or agency of any of the foregoing.

         "GOVERNMENT AUTHORIZATIONS" means any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval from a Government Authority.

         "HAZARDOUS MATERIALS" means oil, petroleum products, chemicals, waste oil, hazardous waste, hazardous substances or toxic substances.

         "HOLDBACK" is defined in Section 3.1 hereof.

         "INDEMNIFIED PERSON" means any person entitled to be indemnified under
Article 11.

         "INDEMNIFYING PERSON" means any person obligated to indemnify another person under Article 11.

         "INDEPENDENT CPA" means the German national office of Deloitte & Touche LLP.

         "INFAB BUSINESS" means the business conducted by the Companies as of the date hereof, or as of the date of Closing, as the context requires, including all of the operations and the properties and assets of the Companies of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, and all goodwill, rights and licenses, including all rights to existing manufacturing and distribution arrangements. The Infab Business includes the business conducted by Jenoptik and the Infab Companies of providing automation and minienvironment solutions into the semiconductor and related industries (including bare wafer manufacturing, flat panel display and magnetic media). Automation and minienvironment solutions include products and services related to SMIF systems and SMIF pods, FOUP systems and FOUP carriers, Tool Buffer systems, wafer handling systems, Tool Stocker systems, Wafer Sorters, Bright Light inspection systems, Auto-ID and tracking systems, MES related software as described on Schedule I and minienvironments in order to enable SMIF, FOUP or automated wafer handling systems.

         "INFAB COMPANIES" means M+W, M+W (US) and the Companies.

         "INFAB (GERMANY)" means Jenoptik Infab GmbH Integrated Fabrication Systems, a German corporation, a wholly-owned Subsidiary of M+W.

         "INFAB (IRELAND)" means Jenoptik Infab plc, an Irish corporation, a majority-owned Subsidiary of Infab (Germany) .

         "INFAB (JAPAN)" means Jenoptik Infab KK, a Japanese corporation, a wholly-owned Subsidiary of Infab (Germany) .

         "INFAB (SCOTLAND)" means Jenoptik Infab Ltd., an English corporation based in Scotland, a majority-owned Subsidiary of Infab (Germany).


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MASTER PURCHASE AGREEMENT                                                 Page 4
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         "INFAB SHARE LIABILITIES" means any liability or obligation of Infab
(Scotland) or Infab (Ireland), including, without limitation, (i) any employment obligation (including any employment contract, contingent bonus, earned bonus of accrued and unpaid compensation), (ii) Taxes, (iii) any contractual debt or obligation, (iv) any liability in tort, including any responsibility or liability for any fiduciary duty claim of breach of fiduciary duty or duty to stockholders, in each case whether fixed or contingent, whether known or unknown, relating to or arising out of the operation of Infab (Scotland) or Infab (Ireland) prior to the Closing Date. If the license agreement referenced in Section 9.13 hereof is executed and delivered, Infab Share Liabilities shall also include (i) any and all liabilities to third parties which may arise in connection with the licensing arrangement or Buyer's employment of Infab (Ireland) or Infab (Scotland) employees, (ii) any and all Losses to Buyer resulting from the invalidity, reduction, modification or other limitation of the license agreement and (iii) any and all Losses to Buyer resulting from any injunctions or similar court orders with respect to the license agreement.

         "INFAB SHARES" means all of the issued and outstanding capital stock of Infab (Scotland) and Infab (Ireland).

         "INFAB (USA)" means Jenoptik Infab, Inc., a Delaware corporation, a wholly-owned Subsidiary of M+W (US).

         "JENOPTIK" means Jenoptik AG, a German corporation.

         "JENOPTIK EMPLOYEE TERMINATION COSTS" means all Employee Termination Costs in excess of $2,000,000.

         "JENOPTIK'S INDEMNIFIED PERSONS" means each of Jenoptik, its Subsidiaries and affiliated corporations and their respective directors, officers, employees, stockholders and agents.

         "LAWS" means statutes, laws, ordinances rules and regulations issued by any Government Authority.

         "LIABILITIES" means all the actual or contingent liabilities of each of the Sellers existing at the time of the Closing or any such liabilities incurred as a direct result of the Closing, including but not limited to Jenoptik Employee Termination Costs.

         "LIENS" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

         "LOSSES" means all losses, damages (including, without limitation, punitive and consequential damages and lost profits, lost revenues and opportunity costs), fines, penalties, payments, obligations and all liabilities and all expenses related thereto incurred by an


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MASTER PURCHASE AGREEMENT                                                 Page 5
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Indemnified Person. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

         "M+W" means M+W Zander Holding GmbH, a German corporation, a majority -owned Subsidiary of Jenoptik.

         "M+W (US)" means Meissner + Wurst US, Inc., a Delaware corporation which is a wholly-owned subsidiary of M+W.

         "PERSON" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

         "PURCHASE AGREEMENTS" means this Master Purchase Agreement and each of the purchase agreements related to the purchase of the assets or stock of individual Companies.

         "PURCHASE SHARES" means that number of shares of Buyer Common Stock to be delivered as payment for the Purchased Assets and the Infab Shares in accordance with Sections 2.1 and 2.6 hereof.

         "PURCHASED ASSETS" means the assets described in Section 2.1 hereof and all of the rights, title and interest of Jenoptik and the Infab Companies in the name "Infab."

         "RECEIVABLES" means the assets described in Section 5.10 hereof.

         "RETAINED LIABILITIES" means the liabilities described in Section 2.4 hereof.

         "SELLERS" means Infab (Germany), Infab (Japan) and Infab (USA).

         "STOCKHOLDER AGREEMENT" means the Stockholder Agreement substantially in the form of EXHIBIT D hereto among Jenoptik, M+W, Buyer and Robert J. Therrien relating to the terms upon which the Purchase Shares shall be held and transferred and other matters.

         "SUBSIDIARY" means with respect to any Person (a) any corporation, association or other entity of which at least a majority in interest of the outstanding capital stock or other equity securities having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors, managers or trustees thereof, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation, association or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or (b) any entity (other than a corporation) in which such Person, one or more subsidiaries of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly at the date of determination thereof, has at least majority ownership interest. For purposes of this


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MASTER PURCHASE AGREEMENT                                                 Page 6
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Agreement, a Subsidiary of the Companies shall include the direct and indirect subsidiaries of the Companies.

         "TAXES" means income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, value added, employment, social security and wage withholding taxes, severance, stamp, occupation, and windfall taxes, of every kind, character or description imposed by any Governmental Authority or quasi-governmental authority in Germany, Japan, United Kingdom, Ireland or the United States or any other applicable jurisdiction, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or assessments.

         "TERMINATED EMPLOYEES" means the employees described in Section 7.9 of this Agreement.

         "THIRD PARTY ACTION" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any Person believes it may be an Indemnified Person hereunder.

         "TRANSITIONAL SERVICES AGREEMENT" means the agreement between Buyer and Jenoptik relating to the provision of certain administrative and support services substantially in the form of EXHIBIT E hereto.

         "US GAAP" means generally accepted accounting principles in the United States of America, applied on a basis consistent with past practices.

         ARTICLE II. PURCHASE AND SALE OF PURCHASED ASSETS AND INFAB SHARES

                  2.1. PURCHASED ASSETS. Subject to the provisions of this Agreement and except as expressly excluded in Section 2.2 hereof, the Sellers agree to sell and the Buyer agrees to purchase, at the Closing, Sellers' right, title and interest in and to all of the assets necessary for or used primarily in connection with the Infab Business (the "Purchased Assets"). The Purchased Assets include the following assets and business of Sellers, in each case to the extent necessary for or primarily used in the Infab Business:

                           (a) all of the inventory shown on the Base Balance
Sheet, with only such additions and deletions with respect to such inventory as have occurred since the date of the Base Balance Sheet;

                           (b) all of the Receivables, machinery and equipment
and other assets shown on the Base Balance Sheet plus any assets listed on
SCHEDULE 2.1(b) and any assets owned by the Sellers which previously have been written off, with only such changes with respect to such Receivables as have occurred since the date of the Base Balance Sheet and such changes to


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MASTER PURCHASE AGREEMENT                                                 Page 7
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such machinery, equipment and other assets as have occurred in the ordinary course of the Infab Business consistent with past practice since the date of the Base Balance Sheet;

                           (c) all rights and interest of Infab (USA) in and to
the lease agreement (the "Colorado Lease") between Infab(US) and Clearfield Investments, LLC dated February 24, 1999 attached to SCHEDULE 2.1(c) and all rights and interests of the Sellers in and to executory contracts, agreements and personal property leases other than in respect of any Retained Liability, including without limitation those listed on SCHEDULE 2.1(c) (the "Customer Contracts");

                           (d) all rights and interests of the Sellers in and to
customer purchase orders;

                           (e) all of the Sellers' books, records and accounts,
correspondence and any confidential information relevant to the current operation of the Infab Business which has been reduced to writing (which may be provided on computer disks, tape or comparable media), including, but not limited to, engineering records, purchase and sales records since January 1, 1998, production flow chart records; credit records since January 1, 1998, copies of accounting records, and customer and vendor lists and records since January 1, 1998; personnel records, payroll records and employee benefit summaries;

                           (f) all of the Sellers' customer lists, sales and
marketing information, copyrights, trade secrets, designs, formulae, processes, procedures, know-how and inventions and the Sellers' right, title and interest in all foreign and domestic trademarks and tradenames, including without limitation the trademarks and tradenames listed on SCHEDULE 2.1(f) hereto;

                           (g) all of Sellers' rights, title and interest in and
to the patent applications and patents, and any rights under any licenses of intellectual property rights or joint venture agreements including, without limitation, those listed in SCHEDULE 5.12, including any patents issuing therefrom, and any reissues, reexaminations, divisions, continuations in whole or in part, extensions and foreign counterparts thereof;

                           (h) all of Sellers' right, title and interest in and
to technical documentation, including, but not limited to, all materials which reproduce, patterns, plans, designs, research data, drawings, models, blueprints, specifications, flow sheets, equipment and parts lists and descriptions and related instructions, manuals, data, records and procedures;

                           (i) all of Sellers' right, title and interest in, to
and under third-party manufacturers' warranties, other than in respect to any Retained Liabilities;

                           (j) any and all of the Sellers' Government
Authorizations which are necessary for or primarily relate to the Purchased Assets or their use in the Infab Business, to the extent that the same are transferable; and

                           (k) cash not less than the sum of (i) $3,000,000 plus
(ii) any license or royalty fee payments received under licenses of patents or technology to Empac, Inc. or Tokyo


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MASTER PURCHASE AGREEMENT                                                 Page 8
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


Electronics Corporation entered into between the date hereof and the Closing Date; plus (iii) $23,000 in cash for vacation accruals.

                  2.2. EXCLUDED ASSETS. Sellers are not selling, transferring or assigning, and Buyer is not purchasing any assets of Sellers which are neither necessary for nor primarily related to the Infab Business (sometimes referred to as the "Excluded Assets"). The Excluded Assets shall include, but shall not be limited to:

                           (a) all raw materials, work in progress and finished
goods inventory not necessary for or primarily related to the Infab Business;

                           (b) all inventory, Receivables and machinery and
equipment not necessary for or primarily related to the Infab Business, including, without limitation, all inventory, Receivables and machinery and equipment listed on SCHEDULE 2.2 hereof;

                           (c) the Sellers' corporate records, journals,
ledgers, original accounting and bookkeeping documents and books of original entry and such other records which may be maintained by the Sellers which are not necessary for or primarily related to the Infab Business;

                           (d) all of the Sellers' insurance policies and the
Sellers' rights under insurance policies, including, without limitation, all property and casualty policies, general liability policies, product liability policies and umbrella policies and also including all rights to insurance proceeds and refunds payable thereunder;

                           (e) any and all income, sales, use, corporation
excise and franchise tax refunds which the Sellers may be entitled to receive from Governmental Authorities which relate to their ownership of the Purchased Assets prior to the Closing or their operation of the Infab Business prior to the Closing and any right of Sellers to claim refunds for any taxes of any type in respect of any period prior to the Closing;

                           (f) any and all of Sellers' ownership interest in any
corporation or other business organization, other than the Infab Shares.

                           (g) pension, profit sharing and savings plans and
trusts and any assets thereof; and

                           (h) all leases for Real Property other than the
Colorado Lease.

                  2.3. ASSUMPTION OF LIABILITIES. Upon the sale and purchase of the Purchased Assets, the Buyer shall assume, pay, perform or discharge when due those liabilities and obligations of the Sellers set forth below to the extent necessary for or primarily related to the Infab Business or the Purchased Assets existing as of the Closing or subsequent thereto (the "Assumed Liabilities"). The Assumed Liabilities shall consist only of the following:

                           (a) all liabilities and obligations of the Sellers to
customers for goods shipped to customers after the Closing Date which are not reasonably identifiable as goods


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MASTER PURCHASE AGREEMENT                                                 Page 9
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


having been placed in finished goods inventory prior to the Closing Date, including, but not limited to, liabilities and obligations for product warranty and product liability claims; and

                           (b) all liabilities and obligations of the Sellers
arising from and after the Closing Date under the Customer Contracts but only to the extent (i) accruing and relating solely to the period after the Closing and
(ii) the corresponding benefits therefrom are validly assigned to Buyer hereunder.

                  2.4. RETAINED LIABILITIES. Notwithstanding anything to the contrary set forth above, the Buyer shall not assume, pay or discharge, and shall not be liable for any debt, obligation, responsibility or liability, whether fixed or contingent, whether known or unknown, of the Sellers (the "Retained Liabilities"), except to the extent specifically described in Section
2.3 hereof as an Assumed Liability. Without limiting the generality of the foregoing, the following are included among the Retained Liabilities which Buyer does not assume or become responsible for:

                           (a) any liabilities, obligations, responsibilities or
commitments relating to or arising out of the operation of the Infab Business prior to the Closing Date other than the Assumed Liabilities;

                           (b) any liabilities and obligations of Sellers to
customers or third parties in connection with the Infab Business with respect to shortages and defects in goods delivered to customers or in transit to customers prior to the Closing or placed in finished goods inventory prior to the Closing and shipped to customers after the Closing (provided such goods shipped after the Closing are identifiable), including but not limited to, liabilities and obligations for product warranty and product liability claims;

                           (c) any Losses arising or relating to events
occurring prior to the Closing Date or in connection with the consummation of the transactions contemplated hereby to the extent such Losses relate to claims made by Asyst Technologies, Inc. or affiliates of Asyst Technologies, Inc. including without limitation any Losses of any type or description arising out of or related to Asyst Technologies, Inc. v. Empak, Inc., Emtrak, Inc.; Jenoptik AG; Jenoptik INFAB, Inc.; and Meissner & Wurst GmbH, Civil Action No. 98-20451 JF (EAI) in the United States District Court Northern District of California, San Jose Division, or any related actions, including but not limited to appeals, remands, cross-claims, counterclaims, administrative actions or the like;

                           (d) Any Infab Share Liability other than the Assumed
Infab Share Liabilities ;

                           (e) Any liability under an Employee Benefit Plan; or

                           (f) Any liability relating to government grants,
subsidiaries or other assistance including without limitation any liability for reimbursement to a government for any research and development grants, subsidies or assistance previously paid by the government relating to or arising out of the Infab Business.


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                  2.5. TAXES; DOCUMENTS OF ASSIGNMENT.

                           (a) The Sellers shall be solely responsible (jointly
and severally) for all Taxes required by any Governmental Authority in any relevant jurisdiction which arise out of or result from the sale of the Purchased Assets or the Infab Shares.

                           (b) At the Closing, each of the Sellers shall deliver
or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer or its designee title to all the Purchased Assets sold by that Seller. Such instruments of transfer (i) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (ii) shall be in form and substance reasonably satisfactory to counsel for Buyer, and (iii) shall effectively vest in Buyer good and marketable title to all the Purchased Assets, free and clear of all Liabilities or Liens not specifically assumed by Buyer or its designee hereunder.

                           (c) At the Closing each of the Sellers shall deliver
or cause to be delivered to Buyer or its designee all of that Seller's leases, contracts, commitments and rights included among the Purchased Assets, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Each of the Sellers (other than Infab (Germany) with respect to Tax Returns) shall also deliver to Buyer or its designee at the Closing copies of all of that Seller's business records, Tax Returns, books and other data relating to the Purchased Assets, and the business and operations (except the Excluded Assets) of the Infab Business, and each of the Sellers shall take all requisite steps to put Buyer in actual possession and operating control of the Purchased Assets under its control. After the Closing Buyer shall afford to each of the Sellers and its accountants and attorneys reasonable access to the books and records of Seller delivered to Buyer under this Section
2.5 and shall permit Seller to make extracts and copies therefrom for the purpose of preparing such tax returns of Seller as may be required after the Closing and for other proper purposes approved by Buyer.

                  2.6. PURCHASE OF INFAB SHARES.

                           (a) Upon the terms and conditions contained in this
Agreement, Buyer hereby agrees to purchase and Infab (Germany) agrees to sell to Buyer the Infab Shares.

                           (b) At the Closing, Infab (Germany) shall deliver or
cause to be delivered to Buyer or its designee, among other things:

                                    (i) share certificates for the Infab Shares
owned by Infab (Germany);

                                    (ii) share transfer forms and such other
documents as may be required duly executed by Infab (Germany) to effect a valid transfer of the Infab Shares, free and clear of any and all Liens, encumbrances, charges or claims;


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                                    (iii) general releases by all officers and
directors of Infab (Ireland) and/or Infab (Scotland) of any claim which any of them may have against Infab (Ireland) and/or Infab (Scotland), and general releases by Infab (Germany) of any claim which it may have against them; and

                                    (iv) waivers of preemptive rights duly
executed by the holders of all Infab Shares.

                  2.7. OTHER DOCUMENTS; FURTHER ASSURANCES.

                           (a) At the Closing, each of the Infab Companies shall
deliver or cause to be delivered to Buyer such other documents as may be required by any Ancillary Agreement.

                           (b) Each of the Infab Companies from time to time
after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 2.5(b) and (c)) and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Purchased Assets. To the extent that the assignment of any lease, contract, commitment or right shall require the consent of other parties thereto, this Agreement shall not constitute an assignment thereof; however, each of the Sellers shall use its reasonable best efforts before and after the Closing to obtain any necessary consents or waivers to assure Buyer of the benefits of such leases, contracts, commitments or rights. If such consent is not obtained, Sellers agree to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits thereunder, including, but not limited to, having (a) Buyer act as agent for Sellers and (b) Sellers enforce for the benefit of Buyer any and all rights of Sellers against the other party thereto arising out of the cancellation by such other party or otherwise. Each of the Sellers shall cooperate with Buyer to permit Buyer to enjoy each of the Sellers' rating and benefits under the workman's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Sellers.

                           (c) Each of the Infab Companies from time to time
after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 2.6(b)) and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer the Infab Shares.

                           (d) Buyer from time to time after the Closing at the
request of M+W and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as M+W may reasonably require to more effectively issue to, and vest in, M+W and/or the Sellers the Purchase Shares.

                  2.8. CUSTOMER CONTRACTS. For Customer Contracts included in the Assumed Liabilities, the parties acknowledge that:


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MASTER PURCHASE AGREEMENT                                                Page 12
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                           (a) as between the Buyer and the Sellers, the Sellers
shall be liable for all liabilities and obligations arising or relating to events occurring prior to the Closing Date under such Customer Contracts and that such liabilities and obligations shall be deemed Retained Liabilities for purposes of this Agreement;

                           (b) as between the Buyer and the customer under such
Customer Contracts, the Buyer shall be liable for all liabilities and obligations before or after the Closing Date under such Customer Contracts.

         ARTICLE III. AGGREGATE CONSIDERATION

                  3.1. AGGREGATE CONSIDERATION AND PAYMENT.

                           (a) Subject to the adjustment in Section 3.2, the
aggregate consideration to be paid by the Buyer to M+W (the "Aggregate Consideration") in consideration of the sale of the Infab Business, the Purchased Assets and the Infab Shares shall be equal to:

                                    (i) the aggregate amount of the Assumed
Liabilities as of the Closing; plus

                                    (ii) that number of the shares of Buyer
Common Stock which represents an aggregate value equal to $24,400,000 at the Formula Price (the "Purchase Shares").

                           (b) The Aggregate Consideration shall be paid by
Buyer as follows:

                                    (i) that number of shares of Buyer Common
Stock which represents an aggregate value equal to $23,180,000 at the Formula Price shall be paid to M+W at the Closing; and

                                    (ii) the balance of the Purchase Shares (the
"Holdback") shall be reserved for issuance pending adjustment in accordance with
Section 3.2 hereof.

                  3.2. DETERMINATION OF CLOSING NET BOOK VALUE; ADJUSTMENT OF THE AGGREGATE CONSIDERATION.

                           (a) Not later than thirty (30) days after the Closing
Date, Sellers shall prepare and deliver to the Buyer (i) a balance sheet (the "Closing Balance Sheet") which shall reflect the book value of both the Purchased Assets and the Assumed Liabilities as of the Closing Date and (ii) a statement (the "Closing Statement") indicating the difference between the aggregate net book value of the Purchased Assets and the aggregate net book value of the Assumed Liabilities (the "Closing Net Book Value"). The Closing Balance Sheet shall be prepared in accordance with German GAAP. The Closing Balance Sheet delivered to Buyer shall be accompanied by a certificate from KPMG Peat Marwick, the accountants of the Sellers, that the Closing Balance Sheet has been prepared in accordance with German GAAP. The Closing Balance Sheet shall also be accompanied by all necessary and appropriate supporting work papers and materials. If these work papers and materials have not been provided or


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prepared in a professional and workmanlike manner, the Review Period referenced in Section 3.2(b) hereof shall be extended to give Buyer's accountants sufficient time to complete their audit of the Closing Balance Sheet. Inventory shall be valued as provided in Section 5.11 hereof by Buyer as of the close of business on the Closing Date based on a physical count undertaken on a mutually agreed upon date that is on or near the Closing Date at which all parties or their representatives may be present to observe. To the extent that the Closing Net Book Value differs from the comparable net book value as derived from the Base Asset Allocation listed on SCHEDULE 2.1(b) hereof (the "Base Net Book Value"), then the Aggregate Consideration shall be adjusted up or down on a dollar for dollar basis by the amount of such difference as hereinafter set forth. The Base Net Book Value equals $24,400,000.

                           (b) Following receipt of the Closing Balance Sheet,
Buyer and Buyer's accountants will be afforded a period of 120 calendar days (the "Review Period") to audit, at Buyer's cost, the Closing Balance Sheet. During such Review Period, Buyer and Buyer's accountant will be afforded reasonable access to any of Sellers' employees involved in the preparation of the Closing Balance Sheet and the records, work papers, trial balances and similar materials prepared by Sellers or their accountants in connection with the preparation of the audit and certification of the Closing Balance Sheet; provided, however, that Buyer shall provide reasonable prior notice of any such investigation to Sellers so as not to unduly interfere with the operations of Sellers. At or before the end of the Review Period, Buyer will either (i) accept the Closing Balance Sheet and the Closing Statement in their entirety, in which case the Closing Net Book Value will be deemed to be as set forth on the Closing Statement, and the Closing Balance Sheet and the Closing Statement shall become final, binding and conclusive on Sellers and Buyer, or (ii) deliver to Sellers and Sellers' accountants a written notice in accordance with paragraph (d) of this Section 3.2 disputing the Closing Balance Sheet or the Closing Statement.

                           (c) Within ten (10) days following the later of (x)
the date the Closing Balance Sheet and the Closing Statement is accepted by Buyer or (y) the final, binding and conclusive determination of any dispute with respect to the Closing Balance Sheet or the Closing Statement as provided in paragraph (d) of this Section 3.2:

                                    (i) if the Closing Net Book Value is less
than the Base Net Book Value and such difference is less than or equal to the Holdback, then Buyer shall pay to M+W an amount of Buyer Common Stock, based upon the Formula Price, equal to (i) the Holdback minus (ii) such difference;

                                    (ii) if the Closing Net Book Value is less
than the Base Net Book Value and such difference is greater than the Holdback, then M+W shall pay to Buyer an amount of Buyer Common Stock, based upon the Formula Price, equal to (i) the Base Net Book Value minus (ii) the Closing Book Value minus (iii) the Holdback;

                                    (iii) if the Closing Net Book Value is
greater than the Base Net Book Value, then Buyer shall pay to M+W an amount of Buyer Common Stock, based upon the Formula Price, equal to the sum of (i) the Holdback plus (ii) such difference; and


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MASTER PURCHASE AGREEMENT                                                Page 14
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                                    (iv) if the Closing Net Book Value and the
Base Net Book Value are equal, then the Buyer shall pay to M+W an amount of Buyer Common Stock, based upon the Formula Price, equal to the Holdback.

                           (d) In the event that any dispute shall arise as to
the manner of preparation or the accuracy of the Closing Balance Sheet or Closing Statement prior to the expiration of the Review Period, the Buyer shall provide Sellers with written notice of each disputed item. In the event of such a dispute, Buyer and Sellers shall attempt to reconcile in good faith their differences as to such items within twenty (20) calendar days (the "Resolution Period") of Sellers' receipt of such notice, and any resolution by them as to any disputed items shall be final, binding and conclusive on Sellers and Buyer. If Buyer and Sellers are unable to reach a resolution with such effect within the Resolution Period, Buyer and Sellers shall submit the dispute to the Independent CPA. The determination of such dispute by the Independent CPA shall be final, binding and conclusive on the parties. The fees and expenses of the Independent CPA shall be assessed by the Independent CPA fifty percent (50%) against the Sellers and fifty percent (50%) against the Buyer, and shall be paid by each of them in those proportions.

                  3.3. ALLOCATION OF AGGREGATE CONSIDERATION. The Aggregate Consideration shall be allocated among the Purchased Assets and the Infab Shares in the manner set forth in SCHEDULE 3.3 annexed hereto, subject to any adjustment to the Aggregate Consideration which shall be made pursuant to
Section 3.2 hereof. The parties hereto acknowledge and agree that such allocation reflects the respective fair market values of the Purchased Assets and the Infab Shares and that they will not take a position inconsistent with such allocation for federal, state, provincial or local Tax purposes. SCHEDULE
3.3 also apportions the Purchased Assets and Infab Shares among the Buyer Entities.

         ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF JENOPTIK, M+W AND M+W
(US)

                  4.1. ORGANIZATION AND QUALIFICATION. Each of Jenoptik and M+W is a corporation duly organized and validly existing under the laws of the Federal Republic of Germany, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. M+W (US) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, operate or lease its properties and conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies or excerpts from the commercial register as applicable of Jenoptik's, M+W's and M+W (US)' Constituent Documents as, amended to date, certified by the local Court (Amtsgericht) of Gera and the Secretary of State of the State of Delaware, respectively, copies or excerpts of which are attached as SCHEDULE 4.1 hereto, are complete and correct. M+W or M+W (US) is the sole beneficial and record owner of all the issued and outstanding shares of each of the Companies to the extent provided in Section 5.3 hereof.


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MASTER PURCHASE AGREEMENT                                                Page 15
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                  4.2. AUTHORITY; NO VIOLATION. Each of Jenoptik, M+W and M+W
(US) has all requisite corporate power and authority to enter into this Agreement, the Purchase Agreements and each Ancillary Document to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Purchase Agreements and each Ancillary Document to which it is a party by each of Jenoptik, M+W and M+W (US) has been duly and validly authorized and approved by all necessary corporate action. Each such agreement constitutes the legal, valid and binding obligation of Jenoptik, M+W and M+W (US), enforceable in accordance with its terms. Assuming the accuracy of the representations and warranties of the Buyer hereunder, the entering into of the Purchase Agreements and the Ancillary Documents by Jenoptik, does not, and the consummation by Jenoptik of the transactions contemplated hereby and thereby will not: (i) violate the provisions of any national, regional or local law of the jurisdictions where Jenoptik M) does business; or (ii) violate any provision of its Constituent Documents; or (iii) breach, result in a default or acceleration of any obligation under, or cause the loss of any right under any contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which Jenoptik, is a party or by which it is bound, or to which any of Jenoptik's property is subject, unless such breach, default or violation does not in any way affect the commercial position and/or legal rights of Buyer or the Purchased Assets. Assuming the accuracy of the representations and warranties of the Buyer hereunder, the entering into of the Purchase Agreements and the Ancillary Documents by M+W does not, and the consummation by M+W of the transactions contemplated hereby and thereby will not: (i) violate the provisions of any national, regional or local law of the jurisdictions where, M+W does business; or (ii) violate any provision of its Constituent Documents;
or (iii) breach, result in a default or acceleration of any obligation under, or cause the loss of any right under any contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which M+W is a party or by which it is bound, or to which any of M+W's property is subject, unless such breach, default or violation does not in any way affect the commercial position and/or legal rights of Buyer or the Purchased Assets. Assuming the accuracy of the representations and warranties of the Buyer hereunder, the entering into of the Purchase Agreements and the Ancillary Documents by M+W (US) does not, and the consummation by M+W (US) of the transactions contemplated hereby and thereby will not: (i) violate the provisions of any national, regional or local law of the jurisdictions where M+W
(US) does business; or (ii) violate any provision of its Constituent Documents; or (iii) breach, result in a default or acceleration of any obligation under, or cause the loss of any right under any contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which M+W (US) is a party or by which it is bound, or to which any of M+W (US)'s property is subject, unless such breach, default or violation does not in any way affect the commercial position and/or legal rights of Buyer or the Purchased Assets. The execution, delivery and performance of this Agreement, the other Purchase Agreements and the Ancillary Documents and the transactions contemplated hereby and thereby by Jenoptik, M+W and M+W (US) do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority except as otherwise provided for in this Agreement. Except for matters described in SCHEDULE 4.2 hereto, there is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of Jenoptik, M+W or M+W (US), threatened) against or otherwise involving any of Jenoptik, M+W or M+W (US) or any of the officers, directors, former officers or directors, employees,


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MASTER PURCHASE AGREEMENT                                                Page 16
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


shareholders or agents of any of Jenoptik, M+W or M+W (US) (in their capacities as such) and there are no outstanding Court Orders to which any of Jenoptik, M+W or M+W (US) is a party or by which any of the Purchased Assets are bound, any of which question any of the Purchase Agreements or any Ancillary Documents or any action to be taken hereby or thereby or affect the transactions contemplated hereby.

                  4.3. INVESTMENT INTENT. M+W is purchasing or acquiring the Purchase Shares for its own account for investment and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. M+W hereby consents to the imposition of a legend substantially similar to the following on the certificate for the Purchase Shares and agrees to abide by the restrictions contained therein:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold, transferred or assigned unless such shares are registered under the Securities Act or an opinion of counsel is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Securities Act."

                  4.4. RESTRICTED SECURITIES. M+W understands that the Purchase Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of M+W's investment intent as expressed herein. M+W acknowledges that the Purchase Shares, when received, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. M+W has been advised of or is aware of the provisions of Rule 144 promulgated under the Securities Act, which rule permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions contained therein.

                  4.5. U.S. PERSON. M+W is not a U.S. Person within the meaning of Regulation S promulgated under the Securities Act.

         ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

      Each of the Companies hereby jointly and severally represents and warrants to Buyer as follows:

                  5.1. ORGANIZATION AND QUALIFICATION OF THE COMPANIES.

                           (a) INFAB (GERMANY). Infab (Germany) is a corporation
duly organized and validly existing under the laws of the Federal Republic of Germany, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The excerpts of the commercial register of Infab (Germany), as amended to date, certified by local Court of Gera, copies of which are attached as SCHEDULE 5.1(a) hereto, are complete and correct.


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MASTER PURCHASE AGREEMENT                                                Page 17
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


Infab (Germany) is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on SCHEDULE 5.1(a) and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

                           (b) INFAB (IRELAND). Infab (Ireland) is a corporation
duly organized, validly existing and in good standing under the laws of the Republic of Ireland, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of Infab (Ireland)'s Constituent Documents, certified by Infab (Ireland)'s secretary, copies of which are attached as SCHEDULE 5.1(b) hereto, are complete and correct. Infab (Ireland) is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on SCHEDULE 5.1(b) and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

                           (c) INFAB (JAPAN). Infab (Japan) is a corporation
duly organized, validly existing and in good standing under the laws of Japan, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of Infab (Japan)'s Constituent Documents as amended to date, certified by its recording officer, copies of which are attached as SCHEDULE 5.1(c) hereto, are complete and correct. Infab (Japan) is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on SCHEDULE 5.1(c) and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

                           (d) INFAB (SCOTLAND). Infab (Scotland) is a
corporation duly organized, validly existing and in good standing under the laws of England and Wales, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of Infab (Scotland)'s Constituent Documents as amended to date, certified by Infab (Scotland)'s secretary, copies of which are attached as SCHEDULE 5.1(d) hereto, are complete and correct. Infab (Scotland) is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on SCHEDULE 5.1(d) and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

                           (e) INFAB (USA). Infab (USA) is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of Infab (USA)'s Constituent Documents certified by the Delaware Secretary of State, and Infab (USA)'s Secretary, as appropriate, copies of which are attached as SCHEDULE 5.1(e) hereto, are complete and correct. Infab (USA) is duly qualified to do business and in good standing as a foreign corporation in each of the jurisdictions identified on SCHEDULE 5.1(e) and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.


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                  5.2. AUTHORITY; NO VIOLATION. Each of the Companies has all
requisite corporate power and authority to enter into each of the Purchase Agreements and each Ancillary Document to which it is a party and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of each of the Purchase Agreements and each Ancillary Document to which it is a party by each of the Companies has been duly and validly authorized and approved by all necessary corporate action. Each such agreement constitutes the legal, valid and binding obligation of each of the Companies, enforceable in accordance with its terms. Assuming the accuracy of the representations and warranties of the Buyer hereunder, the entering into of the Purchase Agreements and Ancillary Documents to which it is a party by each of the Companies does not, and the consummation by each of the Companies of the transactions contemplated hereby and thereby will not: (i) violate the provisions of any national, regional or local Law of the jurisdictions where it does business; or (ii) violate any provision of its constituent Documents; or
(iii) breach, result in a default or acceleration of any obligation under, or cause the loss of any right under, any contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which it is a party or by which it is bound, or to which any of its property (other than the Excluded Assets) is subject. The execution, delivery and performance of the Purchase Agreements and the Ancillary Documents and the transactions contemplated hereby and thereby by each of the Companies a party thereto do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority except as otherwise provided for in this Agreement.

                  5.3. CAPITALIZATION.

                           (a) The capitalization of each of the Sellers is as
set forth on SCHEDULE 5.3 hereto. All of the capital stock of any Company shown on SCHEDULE 5.3 as owned by M+W or M+W (US) is owned by such corporation free and clear of any Lien or beneficial ownership interest of any other Person.

                           (b) Infab (Ireland)'s authorized capital stock
consists of 99,000 ordinary shares of Common Stock, IR(pound)1 par value per share, and 1,000 deferred ordinary shares, IR(pound)1 par value per share, of which 24,000 shares are issued and outstanding and owned beneficially and of record by Infab (Germany) free and clear of any Lien or beneficial interest of any other Person. Infab (Scotland)'s authorized capital stock consists of 60,000 ordinary shares , $1.00 par value, and 1,000 deferred ordinary shares, of which 40,800 shares are issued and outstanding and owned beneficially and of record by Infab (Germany) free and clear of any Lien or beneficial interest of any other Person. Infab (Ireland) has not issued any share warrants to bearers. The beneficial ownership of the equity interest of each of Infab (Ireland) and Infab (Scotland) is set forth on SCHEDULE 5.3.

                           (c) All of the outstanding shares of each of the
Companies are duly authorized, validly issued, fully paid, and non-assessable, free of all preemptive rights and have been issued in compliance with all applicable international, national, regional and local Laws. There are no outstanding options, warrants, rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any other ownership


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interest or any other equity security of any of the Companies. Any such shares owned by Jenoptik or any of the Infab Companies is owned free of any Liens.

                  5.4. SUBSIDIARIES; OTHER INVESTMENTS. Except as disclosed in
SCHEDULE 5.4, neither Infab (Ireland) nor Infab (Scotland) owns, directly or indirectly, any capital stock or ownership interest of any corporation or other business organization. Except as disclosed in SCHEDULE 5.4, none of the Companies is a partner or participant in any joint venture or partnership of any kind.

                  5.5. FINANCIAL STATEMENTS.

                           (a) Attached as SCHEDULE 5.5(a) hereto are the
following financial statements relating to the Infab Business, together with all related compilations, reviews and other reports issued by the Infab Business' independent certified public accountants with respect thereto, all of which statements (including the notes thereto) are complete and correct in all material respects and present fairly the assets, liabilities and financial position of the Infab Business on the date of such statements, and the results of operations and changes in the financial condition of the Infab Business for the periods covered thereby. Such financial statements have been prepared in accordance with US GAAP, or other applicable accounting standard as indicated on
SCHEDULE 5.5(a) consistently applied throughout the periods involved and prior periods:

                                    (i) Audited Consolidated Balance Sheets as
of December 31, 1997 and December 31, 1998 and audited Consolidated Statements of Operations and Cash Flows for the three years ending December 31, 1998 for the Infab Business.

                                    (ii) Audited Consolidated Balance Sheet as
of June 30, 1999 and unaudited Consolidated Statements of Operations and Cash Flows for the six months ending June 30, 1999 for the Infab Business.

                           (b) The consolidated audited balance sheet of the
Infab Business dated June 30, 1999 (the "Base Balance Sheet Date") included in the above financial statements is sometimes referred to hereinafter as the "Base Balance Sheet".

                           (c) The books of account of the Infab Business for
the past three (3) years are complete and correct in all material respects and have been maintained on a consistent basis. All auditor's letters to management of any of the Infab Companies relevant to any of the Infab Business since January 1, 1998 and any other significant correspondence from or to such auditors during such period, if any, are attached as SCHEDULE 5.5(c) hereto.

                  5.6. ABSENCE OF UNDISCLOSED LIABILITIES. There are no material liabilities of any nature with respect to the Infab Business or the Purchased Assets, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for Taxes due or then accrued or to become due), except:
(a) liabilities stated or adequately reserved against on the Base Balance Sheet,
(b)


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liabilities incurred since the Base Balance Sheet Date in the ordinary course of business consistent with past practices (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort, or infringement of an intellectual property right), which liabilities, to the extent outstanding on the Closing Date, will be reflected on the Closing Balance Sheet, and (c) liabilities disclosed on SCHEDULE 5.6 hereto. There is no fact which materially adversely affects, or may in the future (so far as can now be reasonably foreseen) materially adversely affect, the Infab Business or the Purchased
Assets which has not been specifically disclosed herein or in a schedule hereto.

                  5.7. CONDUCT OF BUSINESS; ABSENCE OF CERTAIN CHANGES. Since the Base Balance Sheet Date, the Infab Business has been conducted only in the ordinary course of business, consistent with prior practices and, whether or not in the ordinary course of business, there has not been any change in the financial condition (including working capital, earnings, reserves, properties, assets, liabilities, business or operations), of any of the Companies which change, by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a material adverse effect on the Infab Business. Without limiting the generality of the foregoing, except as disclosed on SCHEDULE 5.7 hereto, since the Base Balance Sheet Date there has not been (to the extent relevant to the Infab Business or the Purchased Assets, except as otherwise indicated):

                           (a) any amendment to the Constituent Documents of
Infab (Ireland) or Infab (Scotland), whether or not relevant to the Infab Business or the Purchased Assets;

                           (b) any contingent liability incurred by Infab
(Ireland) or Infab (Scotland), whether or not relevant to the Infab Business or the Purchased Assets, as guarantor or otherwise, with respect to the obligations of others;

                           (c) any Lien placed on any of the Purchased Assets
which remains in existence on the date hereof;

                           (d) any obligation or liability incurred by Infab
(Ireland) or Infab (Scotland), whether or not relevant to the Infab Business or the Purchased Shares, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

                           (e) any sale or other disposition, or any agreement
or other arrangement for the sale or other disposition, of any of the Purchased Assets other than in the ordinary course of business;

                           (f) any capital expenditure or commitment in excess
of $10,000 with respect to any individual item or in excess of $25,000 with respect to all such items, or any lease or agreement to lease any assets with an annual rental in excess of $10,000 with respect to any individual item or in excess of $25,000 with respect to all such items;


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                           (g) any damage, destruction or loss, whether or not
covered by insurance, of any of the Purchased Assets in excess of $25,000;

                           (h) whether or not relevant to the Infab Business or
the Purchased Assets, any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Infab (Ireland) or Infab (Scotland), direct or indirect redemption, purchase or other acquisition by Infab (Ireland) and Infab (Scotland) of its capital stock, or any issuance of any securities of Infab (Ireland) and Infab (Scotland);

                           (i) any intercorporate loan or transfer between any
of the Companies and Jenoptik or any of its affiliates;

                           (j) any material labor trouble or claim of unfair
labor practices involving any of the Companies;

                           (k) any change in the compensation or other amounts
payable or to become payable by any of the Companies to any of its officers, employees or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such officers, employees or agents; or any grant of any loans or severance or termination pay (other than as set forth on SCHEDULE 5.16 consistent with any of the Companies' established severance pay practices); or any entrance into or variation of the terms of any employment agreement or adoption of or increase in, the benefits under any Benefit Plan;

                           (l) any change with respect to the management or
supervisory personnel of any Company;

                           (m) any payment or discharge of a material Lien,
claim, obligation or liability of any of the Companies which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                           (n) any obligation or liability incurred by any of
the Companies to any of its officers or directors or any loans or advances made by the Company to any of its officers or directors, except normal compensation and expense allowances payable to officers;

                           (o) any write-downs of the value of any inventory
included in the Purchased Assets (including write-downs by reason of shrinkage or mark-down) or write-offs as uncollectible of any notes or accounts receivable included in the Purchased Assets, except for write-downs or write-offs that are in the aggregate less than $10,000 incurred in the ordinary course of business;

                           (p) any disposal, sale, assignment, license or lapse
of any rights to the use of any trademark, tradename, patent, copyright, license or disposal, sale, assignment, or license of or disclosure to any person other than Buyer of any trade secret, technology, formula, process, know-how or other confidential information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;


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                           (q) any change in any method of accounting or
accounting practice; or

                           (r) any agreement, whether in writing or otherwise,
to take any action described in this Section 5.7.

                  5.8. PAYMENT OF TAXES.

                           (a) The Companies have paid or made appropriate
reserves in the financial statements in Section 5.7 above for all Taxes due related to the Infab Business. With respect to all Taxes or which have not yet accrued or otherwise become due, to the Companies' knowledge, adequate provision has been made in the pertinent financial statements referred to in Section 5.7 above. The provisions for Taxes reflected in the above-mentioned financial statements are adequate to cover any liabilities of any of the Companies for Taxes in respect of the operation of the Infab Business during the periods covered by said financial statements and all prior periods. All Taxes and other assessments and levies which any of the Companies is required to withhold or collect on behalf of any Governmental Authority with respect to the Infab Business have been withheld or collected and paid over or will be paid over to the proper Governmental Authorities as required.

                           (b) Each of Infab (Ireland) and Infab (Scotland) has
duly and timely filed all applicable tax returns, reports and declarations with respect to all applicable Taxes (the "Tax Returns"). All of the Tax Returns are complete and correct in all respects. The Tax Returns filed by each of Infab (Ireland) and Infab (Scotland) for the most recent two (2) fiscal years are attached to SCHEDULE 5.8. All Taxes shown to be due on the Tax Returns have been paid, or are being contested in good faith by that Company through appropriate legal or administrative procedures in the jurisdiction in question and such contest is being diligently pursued. All of such contested taxes are listed on
SCHEDULE 5.8.

                           (c) Except as set forth on SCHEDULE 5.8, none of the
Tax Returns have been examined, reviewed or audited by any Governmental Authority, nor are any of the Companies aware of any intention on the part of any Governmental Authority to do so. No Governmental Authority in any relevant jurisdiction is now asserting or, to the knowledge of any of the Companies, threatening to assert, against Infab (Ireland) or Infab (Scotland) any claim for additional Taxes, or interest thereon or penalties in connection therewith with respect to the Infab Business or any other activities which may create any Lien upon Infab (Ireland) or Infab (Scotland). None of Infab (Ireland) or Infab (Scotland) has extended the time for the filing of any Tax Return or waived any statute of limitations for the assertion of liability by any Governmental Authority for any tax year, which extension or waiver is still in effect.

                  5.9. TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES.

                           (a) The Purchased Assets do not include any real
property. Set forth on SCHEDULE 5.9(a) is a listing of (i) all real property owned by any of the Companies and used in the Infab Business, including a description of the real estate and any Liens on the property; (ii) certain leases under which certain of the Companies lease real property as a tenant in California, Colorado Springs, Colorado, and Jena, Germany (collectively, the "Material Real Property"),


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MASTER PURCHASE AGREEMENT                                                Page 23
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together with a description of such property, the name of the landlord and a description of the significant terms of each lease.

                           (b) Set forth on SCHEDULE 5.9(b) is a listing of (i)
all machinery, equipment and other tangible personal property with an original cost in excess of $10,000 used or owned by any of the Companies in the Infab Business and (ii) a listing of all leases under which any of the Companies leases any personal property which is used in the operation of the Infab Business requiring annual rental payments in excess of $10,000, together with a description of such property (collectively, the "Material Personal Property").
SCHEDULE 5.9(b) lists all locations where Material Personal Property is located.

                           (c) Except for assets or properties acquired since
the Base Balance Sheet Date and set forth on SCHEDULE 5.9(c), all of the assets and properties of each of the Companies are reflected on the Base Balance Sheet (except to the extent not required to be so reflected by German. GAAP). The only intangible assets and properties owned by any of the Companies or used in the conduct of the Infab Business are the Company Intellectual Property rights described in Section 5.12. Except for the Excluded Assets, the Purchased Assets include all of the assets owned or leased by Jenoptik or the Infab Companies that are necessary for or primarily used in the Infab Business.

                           (d) Each of the Companies is in compliance with all
terms and conditions of each lease of Material Real Property or Material Personal Property and no event has occurred nor, to the Companies' knowledge, does any circumstance exist that (with or without notice or the passage of time or both) would constitute a material violation or default under any such lease and none of the Companies has given or received notice of any alleged violation or of any default under any such agreement.

                           (e) Each of the Companies has good and marketable
title in fee simple to all of its owned personal property included in the Purchased Assets. None of the Material Real Property or Material Personal Property owned or used by each of the Companies is subject to any Lien (other than for taxes not yet due and payable) of any kind against any such Company's rights in such property and, to the extent such property is used by the Company but owned by a third party, to the knowledge of the Companies there are no Liens (other than for taxes not yet due and payable) of any kind against such third party's rights in such property.

                           (f) All buildings, machinery and equipment used or
owned by any of the Companies in the operation of the Infab Business are in satisfactory condition, presently working order and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and have been adequately maintained.

                           (g) There are no outstanding contracts made by any of
the Companies for the construction or repair of any improvements to the Material Real Property that have not been fully paid for.

                           (h) None of the Companies has received any written
notice from any insurance carrier of any defects or inadequacies in the Material Real Property, or in any portion


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MASTER PURCHASE AGREEMENT                                                Page 24
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thereof, that would adversely affect the insurability thereof or the cost of such insurance, or that requires corrective action. There are no pending insurance claims of any of the Companies related to the Real Property.

                  5.10. COLLECTIBILITY OF RECEIVABLES. All of the accounts receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables ("Receivables") of each of the Companies shown or reflected on the Base Balance Sheet are, and those to be reflected on the Closing Balance Sheet will be (a) valid and enforceable claims, (b) which arose out of transactions with unaffiliated parties, (c) fully collectible within ninety (90) days of invoice date through normal means of collection, and (d) subject to no set-off, defense or counterclaim. The values at which Receivables are accrued on the Base Balance Sheet and on the Closing Balance Sheet are, and will be, accrued in accordance with German GAAP applied on a basis consistent with prior financial statements of the Infab Business.

                  5.11. INVENTORIES.

                           (a) All inventories of finished goods and raw
materials of each of the Companies reflected on the Base Balance Sheet are and those to be reflected on the Closing Balance Sheet will be of a quantity and quality normally salable in the ordinary course of business at commercially reasonable prices consistent with each of the Companies' prior experience, except to the extent of the obsolete inventory reserve in the amount shown on the Base Balance Sheet or to be shown on the Closing Balance Sheet. All such inventories are valued on a lower of cost or market basis and in accordance with each of the Companies' normal valuation methods and policies, consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Except as set forth on SCHEDULE 5.11, since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices.

                           (b) The value of the finished goods inventory on the
Base Balance Sheet Date, and on the Closing, when added to the cost of the variable expenses of freight, commissions and discounts, shall not exceed the market price. The inventories of finished goods value on the Closing Balance Sheet shall thereafter be salable at prices equal to or in excess of the amount necessary, after variable expenses, to sell such inventory at a price equal to no less than cost. All inventories of finished goods existing on the Base Balance Sheet Date and at Closing and included in the Purchased Assets will be salable on or before the date 180 days after Closing, through each of the Companies' normal and ordinary course of business and consistent with the past practices of each of the Companies.

                  5.12. INTELLECTUAL PROPERTY RIGHTS.

                           (a) For purposes of this Section 5.12, "Intellectual
Property" means (i) all patents, patent applications, trade marks (whether registered or unregistered) or service marks, trade mark or service mark applications, trade names, copyrights, and mask works or other statutorily defined rights to intellectual property under the laws of the Federal Republic of Germany, the European Union, the United States of America, Japan or other relevant jurisdiction


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MASTER PURCHASE AGREEMENT                                                Page 25
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(collectively, "Statutory Intellectual Property"), and (ii) all trade secrets, and manufacturing and other secret processes and technologies and know-how required for or used in or related to the Infab Business (collectively "Trade Secrets").

                           (b) Except as set forth on SCHEDULE 5.12(b)(1), each
of the Companies owns or has the right to use, without payment of any material royalty not otherwise expressly disclosed in this Agreement or a schedule or exhibit hereto, all Intellectual Property rights necessary to or regularly used in the conduct of the Infab Business as presently conducted. All material rights of ownership or use of Intellectual Property currently held by any of the Companies are listed on SCHEDULE 5.12(b)(2) except for Trade Secrets which have not been reduced to writing and which would not be reduced to writing by a corporation acting in a reasonable manner in the Companies' industry.

                           (c) Except as set forth on SCHEDULE 5.12(c), all
rights to Statutory Intellectual Property required to be listed in SCHEDULE 5.12(b)(2):

                                    (i) have been duly registered, filed in, or
issued by, European Patent Office, the United States Patent and Trademark Office, United States Register of Copyrights, or the corresponding offices of other countries identified on said schedule;

                                    (ii) have been properly maintained and
renewed in accordance with all applicable laws and regulations in such countries;

                                    (iii) in the case of patents or patent
applications filed in the names of individual inventors, have been duly assigned to the appropriate Company and such assignment(s) have been recorded in the appropriate government offices;

                                    (iv) are owned by one or more of the
Companies, free and clear of any licenses, sub-licenses, or Liens, such that no other person has any right or interest in or license to use or right to license others to use any of the Statutory Intellectual Property;

                                    (v) are freely transferable (except as
otherwise required by law); and

                                    (vi) are not subject to any outstanding
order, decree, judgment or stipulation.

                           (d) Except as set forth on SCHEDULE 5.12(d) hereof,
all material copyrightable works of authorship were developed and authored as original works of authorship (i) either by full-time employees of a Company within the normal scope of their duties as works for hire, or (ii) by third persons as works for hire under an express written agreement so stating or (iii) under a written agreement expressly transferring and assigning all rights to a Company;

                           (e) Except as set forth on SCHEDULE 5.12(e) hereof,
each of the Companies requires all employees to execute a confidentiality, noncompetition and non-disclosure agreement in the form which has been provided to the Buyer. All other noncompetition,


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MASTER PURCHASE AGREEMENT                                                Page 26
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nonsolicitation, confidentiality, nondisclosure and related covenants and agreements related to Trade Secrets to which any Company is a party or which benefit any Company are listed on SCHEDULE 5.12(e). All such agreements are valid, binding and enforceable against the parties thereto. There are no defaults or conditions which, after notice or lapse of time or both, would constitute a default by any Company under any such agreements or, to the knowledge of any Company, a default by any other party thereto.

                           (f) All material licenses and other agreements
pursuant to which any item of Intellectual Property is licensed to any Company or is licensed by any Company are valid, binding and enforceable. There does not exist under any such license or agreement a default or event or condition which, after notice or lapse of time or both, would constitute a default by any party thereto. None of such licenses or agreements contain any provision that would prevent use by Buyer following the Closing of the Intellectual Property as presently used by any Company. Except as set forth on SCHEDULE 5.12(f), all of such licenses and agreements, including without limitation those listed on
Schedule 5.12(b)(1) are freely assignable to Buyer or a Buyer Entity, as applicable, without the consent of any other party and shall continue in effect on their current terms upon consummation of the transactions contemplated by this Agreement. The Licensed Products referenced in the License Agreement identified on SCHEDULE 5.12(f)(1) hereof relate only to indexers and are not incorporated, designed into or used in any way with any of the Infab Business' Ergospeed or SMIF robots. Revenues of the Infab Business attributable to such Licensed Products were less than $300,000 for the twelve months ended August 31, 1999. Revenues of the Infab Business attributable to such Licensed Products are expected to be less than $300,000 for the twelve months ended August 31, 2000 based upon backlog and business trends in the Infab Business to date. If the Infab Business were to lose its rights to such Licensed Products, the only adverse effect to the Infab Business would be the loss of revenue directly attributable to such Licensed Products, which would not exceed $300,000 in the next twelve months.

                           (g) No proceedings to which any Company is a party
are pending which (i) challenge the rights of any Company in respect of the Intellectual Property required to be listed on SCHEDULE 5.12(b)(2), or (ii) charge any Company with infringement of any other person's rights in Intellectual Property. To the knowledge of each Company, no such proceeding to which a Company is not a party has been filed or is threatened to be filed.

                           (h) None of the Companies is infringing upon any
valid Statutory Intellectual Property rights of any other person and, to the knowledge of any of the Companies, none of the rights in Statutory Intellectual Property required to be listed on SCHEDULE 5.12(b)(2) is being infringed by any other person. None of the Companies is using or in any way making use of any Trade Secrets of any third party, including without limitation a former employer of any employee of a Company and, to the knowledge of any of the Companies, no other person is using any Trade Secret of any Company without authorization.

                           (i) Neither Jenoptik nor M+W, nor any Company officer
or employee owns, directly or indirectly, in whole or in part, any Intellectual Property right which any


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Company has used, is presently using, or the use of which is reasonably necessary to the Infab Business as presently conducted.

                  5.13. CONTRACTS AND COMMITMENTS.

                           (a) Except for contracts, commitments, plans,
agreements and licenses described in SCHEDULE 5.13(a) hereto, none of the Companies is a party to or subject to any contract, agreement or commitment (written or oral) relevant to the Infab Business or the Purchased Assets:

                                    (i) for the purchase of any commodity,
material, equipment or asset except for purchase orders in the ordinary course of business involving payments exceeding $10,000 each;

                                    (ii) creating any obligations of any of the
Companies after the Base Balance Sheet Date which call for payments of more than $5,000 during any month for agreements without a fixed term or more than $20,000 over the term of the agreement for agreements with a fixed term;

                                    (iii) providing for the purchase of all or
substantially all of its requirements of a particular product from a supplier;

                                    (iv) which by its terms does not terminate
or is not terminable without premium or penalty by any of the Companies (or its successor or assign) upon ninety (90) days notice;

                                    (v) for the sale or lease of Purchased
Assets not made in the ordinary course of business;

                                    (vi) with any sales agent or distributor of
products of any of the Companies;

                                    (vii) containing covenants limiting the
freedom of any of the Companies to compete in any line of business or with any person or entity;

                                    (viii) for a license or franchise (as
licensor or licensee or franchisor or franchisee);

                                    (ix) involving any arrangement or obligation
with respect to the return of inventory or merchandise other than on account of a defect in condition, or failure to conform to the applicable contract;

                                    (x) which is subject to a change of control
provision; or

                                    (xi) which is material to the Purchased
Assets or Infab Business.


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                           (b) Each of the contracts, commitments, plans,
agreements and licenses with respect to the Infab Business and to which each of the Companies is a party, including those listed on SCHEDULE 5.13(a) (each a "Contract") is valid, binding and enforceable against the Companies and, to the knowledge of each of the Companies, against the other parties thereto; the Company a party thereto is in full compliance with all terms and conditions of each Contract; and, except as set forth on SCHEDULE 5.13(b), no event has occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a material violation of or default under such Contract by any of the Companies or, to the knowledge of the Companies, by the other party or parties thereto, and none of the Companies has either given or received notice of any alleged violation of or default under any such Contract. Except as listed on SCHEDULE 5.13(b)(1), neither the execution and delivery of this Agreement by the Companies nor the consummation or performance by the Companies of the transactions contemplated hereby will, directly or indirectly, with or without notice or lapse of time or both give rise to a right of termination, cancellation or acceleration or require the consent, authorization or approval of or any notice to or filing with any third Person under any Contract included among the Purchased Assets. Except as described in SCHEDULE 2.1(c), none of Jenoptik or the Infab Companies have received prepayments of any kind on any Contract.

                           (c) Except as set forth on SCHEDULE 5.13(c), to the
knowledge of any of the Companies, none of the Companies is a party to any Contract with respect to the Infab Business or order for the sale of goods or the performance of services with respect to the Infab Business which, if performed by any of the Companies in accordance with its terms, could only be performed with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits therein provided.

                           (d) Since July 1, 1998, none of the Companies has
experienced any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer, nor have any of the Companies received notice or otherwise have knowledge that any material customer or supplier intends to cease, or materially reduce or change the terms of, doing business with any of the Companies or to terminate any agreement with any of the Companies where such action has had or would have a material adverse effect on the business of the Company. SCHEDULE 5.13(d) lists every material customer or supplier of the Company and the amount of business with that customer. For purposes hereof, "material customers" mean the top 20 customers of the Infab Business based upon revenue recognized since July 1, 1998. For purposes hereof, "material suppliers" mean the top 20 suppliers to the Infab Business based upon expenses incurred or accrued since July 1, 1998.

                           (e) The backlog of each of the Companies with respect
to the Infab Business (including all accepted and unfulfilled sales orders) is not materially less than the backlog amount for that Company set forth on
SCHEDULE 5.13(e), and the aggregate of all outstanding purchase orders issued by each Company with respect to the Infab Business (including all contracts or commitments for the purchase by that Company of materials or other supplies) is not materially more than the purchase order amount set forth on such SCHEDULE 5.13(e). All such sales and purchase commitments were made in the ordinary course of business.


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                  5.14. EMPLOYEES. SCHEDULE 5.14 attached hereto sets forth a true and complete list of all of the following employees and consultants of each of the Companies: (a) all employees of each of the Companies; and (b) all technical and business consultants and independent contractors retained by any of the Companies currently or since July 1, 1998 to whom any of the Companies paid or are obligated to pay an aggregate amount greater than Fifty Thousand Dollars ($50,000). Also shown on SCHEDULE 5.14 are the name and rate of compensation (including all bonus compensation and other remunerative payments of any kind) of such persons.

                  5.15. LABOR AND EMPLOYEE RELATIONS.

                           (a) Complete and accurate copies of all written
employment and consulting agreements of the persons listed on SCHEDULE 5.14 to which any of the Companies is a party or of which any of the Companies is a beneficiary have been made available to the Buyer.

                           (b) Except as shown on SCHEDULE 5.15(b), (i) none of
the employees of any of the Companies are covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association or any industry-wide labor agreement, (ii) no labor organization or group of employees has made a pending demand for recognition, (iii) there are no labor representation questions involving any of the Companies; and (iv) there is no organizing activity involving any of the Companies pending by any labor organization or group of employees. There are no representation elections, arbitration proceedings, labor strikes, slowdowns or stoppages, material grievances, lockouts, or other labor troubles pending, or threatened, with respect to the employees of any of the Companies, nor has any of the Companies experienced any work stoppage or other material labor difficulty during the three (3) years immediately preceding the date of this Agreement.

                           (c) Except as set forth on SCHEDULE 5.15(c), Each of
the Companies has complied in all material respects with all applicable Laws of each relevant jurisdiction (including the United States, Germany, the United Kingdom, Japan, Ireland, the Netherlands and Taiwan) relating to the employment of labor, including without limitation those relating to dismissal, redundancy, minimum notice, wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

                           (d) Except as set forth on SCHEDULE 5.15(d), there
are no complaints that have been served to any of the Companies and, to the Companies' knowledge, there are no other complaints, proceedings, investigations or charges against any of the Companies pending or threatened before any Governmental Authority in the United States, Germany, the United Kingdom, Japan, Ireland, the Netherlands, Taiwan or elsewhere, by or on behalf of any employee or former employee of any of the Companies.

                           (e) Except as set forth on SCHEDULE 5.15(e), each of
the Companies has paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. None of the Companies has, or will have on the Closing Date, any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items, whether arising as a


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matter of law, labor agreement, or otherwise, other than as set forth on the
Base Balance Sheet or arising after the date thereof and set forth on the Closing Balance Sheet. Except as set forth in SCHEDULE 5.15(e), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

                           (f) Except as set forth on SCHEDULE 5.15(f), since
January 1, 1998 there has not been any fine or penalty imposed or asserted against any of the Companies under any laws (whether national, regional or local) of any applicable jurisdiction relating to employment, immigration or occupational safety matters.

                  5.16. EMPLOYEE BENEFITS

                           (a) SCHEDULE 5.16 sets forth a brief description of
every plan, arrangement or policy, written or oral, relating to current or former employees of any Company, including any Employee Benefit Plan.

                           (b) There are no agreements or commitments of any
Company, whether or not legally binding, to create any additional Employee Benefit Plan not listed on SCHEDULE 5.16. Except as set forth on SCHEDULE 5.16, there are no Employee Benefit Plans for which any Company has any liability, either for funding, benefit payments, withdrawal or termination liability, or otherwise. For any Employee Benefit Plan for which a liability exists, the liability is identified on SCHEDULE 5.16.

                  5.17. ENVIRONMENTAL MATTERS.

                           (a) Except as disclosed in SCHEDULE 5.17(a) hereto,
any Hazardous Materials used or generated by any of the Companies have always been and are being generated, used, stored, treated and disposed on and at any of the properties or facilities owned or leased by the Companies, the former parent corporation of the Companies or, to the best knowledge of the Companies any predecessors-in-interest of Infab (USA) in compliance in all material respects with all applicable Laws, Court Orders, Government Authorizations, including Environmental Laws. The Companies are in compliance in all material respects with all Environmental Laws.

                           (b) Except as set forth on SCHEDULE 5.17(b) hereto,
none of the Companies has become subject to Court Order, or has received or, to the knowledge of the Companies, become subject to any written claim, notice, complaint or request for information from any Governmental Authority of the United States, Germany, the United Kingdom, Ireland, Japan, and/or the European Union or other relevant Governmental Authority or any private party (i) alleging violation of or noncompliance with any Environmental Law, (ii) asserting potential liability under any Environmental Law or (iii) requesting investigation or clean-up of any Environmental Site under any Environmental Law.

                           (c) Except as disclosed in SCHEDULE 5.17(c), no
Hazardous Materials used or generated by the Companies, their former parent corporation or, to their knowledge, any


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predecessors-in-interest to the Companies, have ever been, are being, or are intended to be or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Environmental Site or any land adjacent thereto in material violation of any Environmental Law. Infab (USA) had provided Buyer with copies of all notices filed pursuant to any Environment Law.

                           (d) Except as disclosed in SCHEDULE 5.17(d), no
Hazardous Materials have ever been shipped by or for the Companies, their former parent corporation or, to the knowledge of the Companies, any predecessor-in-interest to the Companies, to other sites or facilities for treatment, storage or disposal, and the Companies have not received any notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order. The Companies have provided Buyer with copies of all manifests, bills of lading and other receipts or evidence documenting disposal or recycling of Hazardous Materials and sales receipts of the process by-products relating to operations of the Companies.

                           (e) Except as set forth on SCHEDULE 5.17(e), none of
the Companies, their former parent corporations nor, to the knowledge of the Companies, any predecessor-in-interest to the Companies has treated, stored for more than ninety (90) days, disposed of or recycled any Hazardous Materials on any Environmental Site nor has anyone else treated, stored for more than ninety
(90) days, disposed of or recycled any of the foregoing on any Environmental
Site.

                           (f) Except as disclosed in SCHEDULE 5.17(f) hereto,
Hazardous Materials have been collected, managed, recycled, shipped and disposed by the Companies and their former parent corporation in accordance with all Environmental Laws.

                           (g) All underground tanks and other storage
facilities for Hazardous Materials located at any Environmental Site are disclosed in SCHEDULE 5.17(g) hereto and, to the knowledge of the Companies, no other underground tanks or other storage facilities for Hazardous Materials have been located on an Environmental Site and copies of all notifications made to federal, state or local authorities pursuant to Environmental Laws relating to underground storage tanks have been provided to Buyer. As of the date hereof, none of such tanks and other underground storage facilities are in violation of any Environmental Law in any respect.

                           (h) Except as disclosed in SCHEDULE 5.17(h) hereto,
all wells, water discharges and other water diversions and all air emission sources on any Environmental Site are properly registered and/or permitted under, and copies of such permits have been provided to Buyer and do not violate any applicable law.

                           (i) Except as set forth on SCHEDULE 5.17(i), there
are no asbestos containing materials, capacitors, transformers or other equipment or fixtures containing PCBs located at any Environmental Site.

                           (j) The Companies do not produce, purchase or use in
their products, or purchase or use any material, part, component or subassembly incorporated into their products,


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containing any chemical or other material to which local packaging and/or disclosure laws apply except as set forth on SCHEDULE 5.17(j).

                           (k) There are no Liens under Environmental Laws on
any Environmental Site chargeable against the rights of any Company with respect to the Infab Business or on any Purchased Assets of the Companies and, to the knowledge of the Companies, no government actions have been taken or are in process which could subject any Environmental Site or any such Purchased Assets to such encumbrances, and the Companies would not be required to place any notice or restriction relating to Hazardous Materials at any Environmental Site in any deed to such property except as set forth on SCHEDULE 5.17(k).

                           (l) The Companies have made available to Buyer all
environmental audits, assessments or studies within the possession of the Companies with respect to the Companies' facilities or any Environmental Site and the results of sampling and analysis of any asbestos, air, soil, or water, including ground and surface water, undertaken with respect to its facilities or any Environmental Site.

                           (m) Except as disclosed on SCHEDULE 5.17(m) hereto,
the Companies are in compliance with all federal and state worker safety laws and requirements, including, but not limited to applicable requirements under the Occupational Safety and Health Act.

                  5.18. GOVERNMENT AUTHORIZATIONS. Each of the Companies holds all Government Authorizations which are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such Government Authorizations are listed on SCHEDULE 5.18 hereto, together with the applicable expiration date. All such Governmental Authorization are now, and, will be at the Closing, valid and in full force and effect. Except as described on SCHEDULE 5.18 hereto, Buyer shall have full benefit of the same. No proceeding is pending or, to the knowledge of any of the Companies, threatened seeking the revocation or limitations of any Government Authorization.

                  5.19. WARRANTY OR OTHER CLAIMS.

                           (a) Except as set forth on SCHEDULE 5.19(a), none of
the Companies knows of any existing or threatened claims, or any facts upon which a claim is likely to be asserted against any of the Companies, for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against any of the Companies for material renegotiation or price redetermination of any business transaction, and none of the Companies has knowledge of any facts upon which any such claim is likely to be asserted.

                           (b) All products that were designed, manufactured or
sold and all services that were rendered by each of the Companies complied with applicable contracts, product specifications, Laws and standards (whether established by the Company, Governmental Authority or industry), and, to the Companies' knowledge, there are no defects in such products. SCHEDULE 5.19(b) sets forth each of the Companies' experience with returns of products sold by it for the preceding fiscal year and for the portion of the current fiscal year (including claims or


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notices that products may or will be returned, whether by reason of alleged overshipments, defective merchandise or otherwise).

                  5.20. LITIGATION. Except for matters described in SCHEDULE
5.20 hereto, there is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of any of the Infab Companies, threatened) against or otherwise involving any of the Companies, the Purchased Assets, the Infab Business, the Infab Shares, or any of the officers, directors, former officers or directors, employees, shareholders or agents of any of the Companies (in their capacities as such) and there are no outstanding Court Orders to which the any of the Companies is a party or by which any of the Purchased Assets are bound, any of which (i) question any of the Purchase Agreements or any Ancillary Documents or any action to be taken hereby or thereby or affect the transactions contemplated hereby, or (ii) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of any of the Companies or the Infab Business or (iii) will result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of any of the Companies or the Infab Business. None of the Infab Companies has any reason to believe that any such action, suit, proceeding, investigation or arbitration proceeding may be brought against any of the Companies.

                  5.21. BORROWINGS AND GUARANTEES. Except as shown on SCHEDULE
5.21 hereto, there are no agreements or undertakings pursuant to which Infab (Ireland) or Infab (Scotland) (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any Person. Complete and accurate copies of all such written agreements have been delivered to Buyer and are attached to SCHEDULE 5.21.

                  5.22. FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY. All of the arrangements which Infab (Scotland) or Infab (Ireland) has with any bank, depository institution or other financial services entity, whether or not in any of such Companies' names, are completely and accurately described on SCHEDULE
5.22 hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and person or persons authorized in respect thereof. None of Infab (Scotland) or Infab (Ireland) has any outstanding power of attorney.

                  5.23. INSURANCE.

                           (a) Each of Infab (Scotland) and Infab (Ireland)
maintains (i) insurance on all of its property (including leased or owned real or personal property) that insures against loss or damage by fire or other casualty (including extended coverage) and (ii) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

                           (b) SCHEDULE 5.23 contains a complete and correct
list of all policies of insurance maintained by or on behalf of each of Infab (Scotland) and Infab (Ireland) (including insurance providing benefits for employees) in effect on the date hereof, together with complete


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and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. The policies listed on SCHEDULE 5.23 provide sufficient coverage to enable Infab (Scotland) and Infab (Ireland) to comply with all requirements of Law and all agreements to which any of them is subject, (ii) and will remain in full force and effect in favor of Buyer through the respective expiration dates of such policies without the payment of additional premiums, and (iii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE 5.23 also sets forth all other insurance policies in effect at any time during the last two full fiscal years and the current fiscal year, under which either Infab (Scotland) or Infab (Ireland) may currently be entitled to give notice or otherwise assert a claim.

                           (c) Except for amounts deductible under the policies
of insurance described on SCHEDULE 5.23 or with respect to risks assumed as a self-insurer and described on such Schedule, neither Infab (Scotland) nor Infab (Ireland) is, nor have any of such Companies at any time been, subject to any liability as a self-insurer of the business or assets of any of such Companies.

                           (d) Except as set forth on SCHEDULE 5.23, there are
no claims pending under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms. SCHEDULE 5.23 also sets forth the insurance claims expenses of Infab (Scotland) and Infab (Ireland) for the last two full fiscal years and the current fiscal year. No notice of cancellation or termination has been received with respect to any such policy and there is no basis upon which the insurance company would have the right to terminate any such policy during the policy term and no notice relating to non-renewal, reduction of coverage or increase in premium has been received by any such Company with respect to any such policy. Neither Infab (Scotland) nor Infab (Ireland) has been refused any insurance, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. Neither Infab (Scotland) nor Infab (Ireland) has knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by any of such Companies.

                           (e) Except as set forth on SCHEDULE 5.23, neither
Infab (Scotland) nor Infab (Ireland) has a current or prior insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

                  5.24. CORPORATE BOOKS, RECORDS AND ACCOUNTS.

                           (a) The minute books and stock records of Infab
(Scotland) and Infab (Ireland) accurately record all action taken by the shareholders, board of directors and committees thereof of Infab (Scotland) and Infab (Ireland) and all issuances and transfers of capital stock of Infab (Scotland) and Infab (Ireland). Complete and accurate copies of all minute books and stock records of Infab (Scotland) and Infab (Ireland) have been delivered to or made available for inspection by Buyer.


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                           (b) The books, records and accounts of the Infab
Business fairly and accurately reflect transactions and dispositions of assets by the Infab Business, and the system of internal accounting controls of the Infab Business is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with German GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.25. FINDER'S FEE. None of the Infab Companies nor Jenoptik has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

                  5.26. TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth on SCHEDULE 5.26, to the Companies' knowledge, no officer, supervisory employees or director of any of the Infab Companies or Jenoptik, or their respective spouses or children, owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director of, any customer, competitor or supplier of any of the Companies, or any organization which has a contract or arrangement (written or oral) with any Company. Any arrangements described on SCHEDULE 5.26 are on arms-length terms.

                  5.27. ABSENCE OF SENSITIVE PAYMENTS. None of the Companies has, nor to the knowledge of any of the Infab Companies or Jenoptik has any of the Companies' directors, officers, agents, stockholders or employees or any other person associated with or acting on behalf of any of the Companies:

                           (a) made or agreed to make any solicitations,
contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the Laws of any applicable jurisdiction or prohibited by the policy of any of the Companies or of any of its suppliers or customers;

                           (b) established or maintained any unrecorded fund or
asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

                           (c) made or agreed to make any contribution or
expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether national, regional or local where such contributions were or would be a violation of applicable Law.

                  5.28. YEAR 2000.

                           (a) The software, including, without limitation, the
business systems and products of each of the Companies described in SCHEDULE
5.28 attached hereto is designed to be


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used prior to, during, and after calendar year 2000 A.D. and such software will operate during each such time period without error relating to data, specifically including any error relating to data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, (i) the software of each of the Companies will not abnormally end or provide invalid or incorrect results as a result of date data, and (ii) the software of each of the Companies has been designed to ensure year 2000 A. D. compatibility, including date data, century recognition, calculations which accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

                           (b) The software of each of the Companies includes
"Year 2000 Capabilities." For purposes of this Agreement, "Year 2000 Capabilities" means the software (i) will manage and manipulate data involving dates, including single century formulas and multicentury formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates, (ii) provides that all date-related users interface functionalities and data fields include the indication of century, and (iii) provides that all date-related data interface functionalities include the indication of century.

                  5.29. COPIES OF DOCUMENTS Complete and correct copies of any underlying documents listed or described in this Article 5 or any Schedules delivered pursuant to this Article, together with all amendments, renewals and modifications related thereto, have been delivered to Buyer to the extent requested by Buyer.

                  5.30. DISCLOSURE OF MATERIAL INFORMATION Neither this Agreement, any other Purchase Agreement nor any Document Agreement, the financial statements (including the footnotes thereto), any Schedule, any exhibit, document or certificate delivered by or on behalf of any of the Infab Companies pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. To the knowledge of the Companies, there is no fact which materially adversely affects the business or condition (financial or otherwise), properties or operations of any of the Companies which has not been set forth herein.

                  5.31. REGULATORY CORRESPONDENCE. Each of the Companies has made available to the Buyer true and correct copies of any and all material correspondence from or to any Governmental Authorities since January 1, 1998 to the extent relevant to the Infab Business or the Purchased Assets.

         ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to M+W as follows:

                  6.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.


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                  6.2. AUTHORIZATION OF TRANSACTION. All necessary action,
corporate or otherwise, has been taken by Buyer to authorize the execution, delivery and performance of each of the Purchase Agreements and the Ancillary Documents to which it is a party, and each such agreement is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  6.3. NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.

                           (a) Neither the execution, delivery or performance of
the Purchase Agreements and the Ancillary Documents to which it is a party, nor the performance of the transactions contemplated hereby and thereby, will: (i) constitute a breach or violation of the Buyer's Constituent Documents; (ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than a Governmental Authority described in paragraph (b) below; or (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any debt instrument to which Buyer is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any material right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreement, instrument or obligation to which Buyer is a party or by which it or its assets are bound; or (v) result in a violation of any Law or Court Order applicable Buyer or its business or assets.

                           (b) the execution, delivery and performance of the
Purchase Agreements and the Ancillary Documents to which it is a party and the transactions contemplated hereby and thereby by Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice by Buyer to any Governmental Authority, except for those which may be required under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended and except for those provided for in this Agreement.

                  6.4. REPORTS AND FINANCIAL STATEMENTS. Buyer has previously furnished to Jenoptik complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal years 1998 and 1997, as filed with the SEC, (b) proxy statements relating to all meetings of its stockholders (whether annual or special) since January 1, 1997, and (c) all other reports or registration statements, other than Registration Statements on Form S-8, filed by Buyer with the SEC since January 1, 1997 (such annual reports, proxy statements, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents filed by Buyer with the SEC since January 1, 1997, other than any Registration Statement on Form S-8. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated audited financial statements and consolidated unaudited interim financial statements of Buyer included in the Buyer Reports (together, the "Buyer Financial Statements") (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods


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covered thereby (except a may be indicated by Form 10-Q under the Securities and
Exchange Act of 1934 and subject to normal recurring year-end adjustments),
(iii) fairly present the consolidated financial condition, results of operations and cash flows of Buyer and each of its Subsidiaries as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent in all material respects with the books and records of Buyer.

                  6.5. ABSENCE OF CERTAIN CHANGES. Since the date of the most recent Form 10-Q included in the Buyer Reports, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of the Buyer or any Subsidiary of Buyer which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a material adverse effect with respect to the Buyer and its Subsidiaries taken as a whole.

                  6.6. CAPITALIZATION. All of the Purchase Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. The authorized capital stock of Buyer consists of 21,500,000 shares of Buyer Common Stock, of which, as of August 18, 1999, 11,115,031 shares were validly issued and outstanding, fully paid and nonassessable. Other than as set forth in SCHEDULE 6.6, as of that date there were no outstanding warrants, options or other rights to purchase or acquire, or preemptive rights with respect to the issuance or sale of, Buyer Common Stock and no securities of Buyer or any Subsidiary directly or indirectly convertible into or exchangeable for shares of capital stock of Buyer or any Subsidiary. Each Purchase Share shall be accompanied by one Buyer Purchase Right.

                  6.7. LABOR AND EMPLOYEE RELATIONS.

                           (a) Buyer has complied in all material respects with
all applicable Laws of each relevant jurisdiction relating to the employment of labor, including without limitation those relating to dismissal, redundancy, minimum notice, wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.

                           (b) There are no complaints, proceedings,
investigations or charges against Buyer pending or to Buyer's knowledge threatened before any Governmental Authority in the United States or elsewhere, by or on behalf of any employee or former employee of Buyer of which complaints, proceedings, investigations or charges, if resolved adversely to Buyer would have a material adverse effect with respect to the Buyer and its Subsidiaries taken as a whole.

                  6.8. GOVERNMENT AUTHORIZATIONS. Buyer holds all Government Authorizations which are required to own its properties and assets and to permit it to conduct its businesses as presently conducted except where the failure to hold such Government Authorizations would not have a material adverse effect with respect to Buyer and its Subsidiaries taken as a whole.

                  6.9. LITIGATION. There is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of Buyer, threatened) against or otherwise involving Buyer or any of the officers, directors, former officers or directors, employees,


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shareholders or agents of Buyer (in their capacities as such) and there are not outstanding Court Orders to which Buyer is a party or by which any of the Buyer's assets are bound, any of which (i) question any of the Purchase Agreements or any Ancillary Documents or any action to be taken hereby or thereby or affect the transactions contemplated hereby, or (ii) materially restrict the present business, properties, operations, prospects, assets or condition, financial or otherwise, of Buyer or (iii) will result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of Buyer.

                  6.10. FINDER'S FEE. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

                  6.11. ABSENCE OF SENSITIVE PAYMENTS. Buyer has not, and to the knowledge of Buyer none of Buyer's directors, officers, agents, stockholders or employees or any other person associated with or acting on behalf of Buyer has:

                           (a) made or agreed to make any solicitations,
contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the Laws of any applicable jurisdiction or prohibited by the policy of Buyer or of any of its suppliers or customers;

                           (b) established or maintained any unrecorded fund or
asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

                           (c) made or agreed to make any contribution or
expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether national, regional or local where such contributions were or would be a violation of applicable Law.

                  6.12. CORPORATE BOOKS, RECORDS AND ACCOUNTS.

                           (a) The minute books and stock records of Buyer
accurately record all action taken by the shareholders, board of directors and committees thereof of Buyer and all issuances and transfers of capital stock of Buyer. Complete and accurate copies of all minute books and stock records of Buyer have been delivered to or made available for inspection by Buyer.

                           (b) The books, records and accounts of the Buyer
fairly and accurately reflect transactions and dispositions of assets by Buyer, and the system of internal accounting controls of the Buyer is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with


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the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  6.13. DISCLOSURE OF MATERIAL INFORMATION. Neither this Agreement, any other Purchase Agreement nor any Ancillary Agreement, any Schedule, any exhibit or certificate delivered by or on behalf of Buyer pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading.

         ARTICLE VII. COVENANTS OF JENOPTIK AND THE INFAB COMPANIES

      Jenoptik and each of the Infab Companies covenants and agrees with Buyer as follows:

                  7.1. CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing, each of the Companies will do the following with respect to the Infab Business unless Buyer shall otherwise consent in writing:

                           (a) conduct the Infab Business only in the ordinary
course consistent with past practice and refrain from changing or introducing any method of management or operations for the Infab Business except in the ordinary course and consistent with prior practices;

                           (b) except with respect to the sale of inventory in
the ordinary course of business, refrain from making any purchase, sale or disposition of any Purchased Assets other than in the ordinary course of business, from purchasing any capital asset costing more than $10,000 and from mortgaging, pledging, subjecting to a Lien or otherwise encumbering any of the Purchased Assets;

                           (c) refrain from incurring any contingent liability
as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

                           (d) refrain from entering into any material
agreement, including without limitation any agreements with Tokyo Electronics Corporation or Empac, Inc., or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim;

                           (e) maintain the Purchased Assets in good working
condition and repair according to the standards that it maintained to the date of this Agreement, subject only to ordinary wear and tear;

                           (f) refrain from making any change or incurring any
obligation to make a change in the Constituent Documents of the Companies or the authorized or issued capital stock or, if applicable, other securities, including warrants and options, of Infab (Ireland) and Infab (Scotland);


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                           (g) refrain from declaring, setting aside or paying
any dividend or making any other distribution in respect of capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of the Companies;

                           (h) refrain from entering into any employment
contract (other than as may be contemplated by this Agreement) or making any change in the compensation payable or to become payable to any of the officers, employees or agents of any of the Companies except for changes for non-management personnel in the ordinary course of business consistent with past practices;

                           (i) refrain from instituting, terminating, changing
or making any representations, either oral or written, to increase or change any Employee Benefit Plan or adopting any new Employee Benefit Plan;

                           (j) withhold or turn over to taxing authorities all
employees all employment taxes;

                           (k) refrain from making any change in accounting
methods or practices;

                           (l) refrain from prepaying any loans from its
stockholders, officers or directors (if any) or making any change in its borrowing arrangements;

                           (m) refrain from merging, consolidating or
reorganizing any of the Companies with, or having any of the Companies acquire, any entity;

                           (n) refrain from agreeing to any audit assessment by
any taxing authority or filing any income or franchise tax return or amendment thereto, unless copies of such tax returns have been delivered to the Buyer for its review and approval prior to filing or from revoking any tax election or making any agreement or settlement with any taxing authority;

                           (o) use its best efforts to prevent any change with
respect to its banking arrangements;

                           (p) use its best efforts to keep intact its business
organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

                           (q) have in effect and maintain at all times all
insurance of the kind, in the amount and with the insurers set forth in SCHEDULE
5.23 or equivalent insurance with any substitute insurers approved by Buyer;

                           (r) perform all of its obligations under all
contracts and other agreements relating to each of the Companies, including the discharge of all accounts payable of each of the Companies according to the terms and conditions of all invoices therefore, except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefore being set aside on the books of each of the Companies;


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                           (s) maintain true, correct and complete books of
accounts and records relating to the Infab Business;

                           (t) comply in all respects with all Laws applicable
to the conduct of the Infab Business and the Purchased Assets;

                           (u) promptly upon its knowledge thereof, advise Buyer
in writing of the termination or resignation of any key employee and the circumstances therefore;

                           (v) refrain from entering into any contract or
commitment providing for payments in excess of $25,000 in any fiscal year, except in the ordinary course of business after consultation with Buyer;

                           (w) pay all Taxes, assessments, governmental charges
or levies imposed upon it or its income, profits or assets, or otherwise required to be paid by it, nor fail to pay when due any liability or charge that if, unpaid, might become a Lien upon any of the Purchased Assets;

                           (x) promptly upon its knowledge thereof, advise Buyer
in writing of (i) any material adverse change in the financial condition or assets or operations of the business of any of the Companies; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in any of the Purchase Agreements or any of the Ancillary Documents (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), or (iii) any event, occurrence, transaction or other item that would have been or required to have been disclosed on any Schedule to any Purchase Agreement or any Ancillary Document, delivered to Buyer, had such event, occurrence, transaction or item existed on the date hereof; and

                           (y) not take or permit to be taken any action that is
represented or warranted in Section 5.7 not to have been taken since the Base Balance Sheet Date.

                  7.2. ACCESS TO INFORMATION. Each party shall permit representatives of the other to have access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the other party) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to such party, all in accordance with the terms of the letter agreement dated May 1999, executed by each of Buyer and M+W, a copy of which is attached hereto as EXHIBIT A (the "Confidentiality Agreement"); provided that (i) the representatives of M+W may have the access to Buyer permitted hereunder only in order to conduct customary due diligence regarding the completeness of the Buyer Reports and other information set forth herein as M+W may reasonably request and (ii) the representatives of Buyer may have the access to the Infab Companies permitted hereunder only in order to conduct customary due diligence regarding the Infab Business, Purchased Assets and other information set forth herein as Buyer may reasonably request. No investigation or examination by either party shall diminish, obviate or constitute a waiver of the enforcement of


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any of the representations, warranties, covenants or agreements of the other party under the Purchase Agreements, or any of the Ancillary Documents.

                  7.3. GOVERNMENTAL PERMITS AND APPROVALS; CONSENTS. Each of the Infab Companies shall use its best efforts (with the reasonable assistance of Buyer to the extent required to obtain such approvals) to obtain promptly (i) all Government Authorizations required to be obtained for the lawful consummation of the Closing, (ii) the consents set forth or required to be set forth on SCHEDULE 5.18 and (iii) documents in form and substance reasonably satisfactory to Buyer from the lessors of the leased Real Property consistent with local practice, indicating that the lessee company is not in default of the lease.

                  7.4. ASSIGNMENT OF CONTRACTS. To the extent that the sale of the Infab Shares or the Purchased Assets constitutes an assignment under the terms of any contract to which any of the Companies is a party (including leases for real property) or any Governmental Authorization which requires the consent of another party, each Infab Company agrees to use its best efforts (with the reasonable assistance of the Buyer to the extent necessary to obtain such consents) to obtain the consent of such other party to an assignment in all cases in which consent is required.

                  7.5. MAINTENANCE OF GOVERNMENT AUTHORIZATIONS. Each Infab Company shall at all times prior to the Closing Date cause each of the Companies to preserve and maintain each of the Government Authorizations free and clear of all Liens. Jenoptik, M+W and M+W (US) shall not take any action or permit any of the Companies to take any action which would cause any Governmental Authority to institute proceedings regarding any of the Government Authorizations or take any other action which would result in any of the Companies being in noncompliance in any material respect with the requirements of any Governmental Authority having jurisdiction thereof.

                  7.6. COLLECTION OF RECEIVABLES.

                  Between the date hereof and the Closing Date, each of the Companies will use prudent practices in collection procedures in order to collect the Receivables so as not to jeopardize Buyer's future customer relations.

                  7.7. RISK OF LOSS. Legal title and risk of loss with respect to the Purchased Assets and the Infab Business shall not pass to Buyer until the Closing. Prior to the Closing Date, if any of the assets of any of the Companies, including the Purchased Assets, are destroyed or damaged by fire or other casualty, Buyer may, at its option, if the amount of such destruction or damage is in excess of $3,000,000, terminate this Agreement. In the event that Buyer elects not to terminate this Agreement, the amount of any insurance proceeds shall not be taken into account in connection with the determination of any adjustment to the purchase price.

                  7.8. EMPLOYEE/EMPLOYEE COMPENSATION.

                           (a) Jenoptik, M+W and M+W (US) agree to cause the
Companies to pay when due all compensation and benefits to any employee of any Company under all pay and


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compensation practices and under any employment agreements applicable to the
Infab Business which are payable in the ordinary course of business.

                           (b) Each of the Companies shall use its best efforts
to retain up until the Closing those employees listed on SCHEDULE 7.8 attached hereto ("Key Employees") and to cause the Key Employees to agree to accept employment with Buyer following the Closing.

                  7.9. EMPLOYEE TERMINATION COSTS. No later than five business days after the date hereof, Buyer will give notice to M+W of (a) those employees of the Sellers which the Buyer does not wish to retain as employees after the Closing, (b) those employees of Infab (Ireland) and Infab (Scotland) which it does not wish to have as employees after the Closing and (c) those employees of the Companies which it wishes to employ after Closing. Additionally, the Buyer may within a period of 115 days after the Closing Date give notice to M+W of those employees of the Companies who will be given notice of termination within a period of 120 days after the Closing Date or whose employment relationship will be terminated by a mutual severance agreement entered into no later than 120 days after the Closing Date (the employees referred to in this sentence and in (a) and (b) hereinabove collectively referred to as the "Terminated Employees"). Jenoptik and the Infab Companies shall, in their reasonable discretion and in their own name or, where appropriate, on behalf of and in the name of Buyer, take all necessary, appropriate and lawful steps to effect the valid termination of the Terminated Employees. Jenoptik and the Infab Companies shall begin terminating German-based employees in accordance with this Section
7.9 immediately upon receipt from Buyer of the notice referred to in Section 7.9(a) hereof. The Employee Termination Costs shall be borne by Buyer, as between the parties, up to an aggregate amount of $2 million and any excess Employee Termination Costs, as between the parties, shall be borne by Jenoptik in each case pursuant to the procedures outlined in Article XI hereof with respect to Buyer's Employee Termination Costs and Jenoptik Employee Termination Costs.

                  7.10. BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon the occurrence of, or promptly upon Jenoptik or any Infab Company becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to it prior to the date hereof, of any of the representations and warranties of Jenoptik and the Infab Companies contained in or referred to in this Agreement, such person shall give detailed written notice thereof to Buyer and shall use its reasonable best efforts to prevent or promptly remedy the same.

                  7.11. CONSUMMATION OF AGREEMENT. Each of Jenoptik, M+W and M+W(US) shall use its reasonable best efforts to perform and fulfill, and to cause each of the Companies to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, each of the Infab Companies will obtain all necessary authorizations or approvals, including the stockholders and governing boards of each of the Companies.


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                  7.12. EXCLUSIVITY. Jenoptik and each Infab Company shall not and shall use its best efforts to cause each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage (including by way of furnishing or disclosing information) or participate in negotiations with any third person or entity (other than the Buyer or its Affiliates) concerning any Acquisition Transaction or (ii) negotiate or take any other action intended or designed to facilitate the efforts of any third person or entity (other than Buyer or its affiliates) relating to a possible Acquisition Transaction, or enter into any agreements, arrangements or understanding requiring any Infab Company to abandon, terminate or fail to consummate the transaction contemplated by this Agreement.

                  7.13. CIMPLE. Jenoptik and M+W shall use their best efforts to eliminate the minority ownership interests in Infab (Ireland) and Infab (Scotland) in a manner reasonably satisfactory to Buyer.

                  7.14. DEFERRED REVENUES. Jenoptik shall pay to Buyer the full amount of any invoices from Buyer for products provided or services performed by Buyer under any Customer Contract for which Jenoptik or any Infab Company previously received cash in the form of deferred revenue, customer deposit or other prepayment. The invoice shall reflect Buyer's fully loaded costs of providing the product or service for which Jenoptik or the Infab Company was prepaid, plus 10%. Jenoptik shall pay Buyer within 30 days of its receipt of the invoice. Jenoptik shall also reimburse Buyer for any refunds Buyer is required to pay under any such Customer Contract to the extent of such applicable deferred revenue, customer deposit or prepayment.

                  7.15. CHANGE OF NAME. Immediately following the Closing, each of Sellers shall make an amendment to their respective Constituents Document and make all filings and take all steps required in their respective jurisdictions in order to change the name of each of the Sellers to a name which does not include the word "Infab." In addition, in connection with the Closing, Infab
(USA) shall deliver to the Buyer a consent in form satisfactory to the Secretary of State of the State of Delaware consenting to the use of the name "Infab" by Buyer or any affiliate thereof.

                  7.16. EBNER STOLZ & PARTNER. Jenoptik shall cooperate in all respects and shall use its best efforts to cause Ebner Stolz and Partner, the auditors of the consolidated financial statements of the Infab Group, to cooperate in the provision of the financial information referenced in Section
9.5 of this Agreement and in the provision of any accountant's consents reasonably required by Buyer in connection with its filings with the United States Securities and Exchange Commission.

         ARTICLE VIII. COVENANTS OF BUYER


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                  8.1. REASONABLE BEST EFFORTS. Except as otherwise contemplated herein, Buyer shall use reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the Agreement and the transactions contemplated by this Agreement, including but not limited to the delivery of certificates reasonably requested in connection with any opinions to be delivered hereunder.

                  8.2. NOTICES AND CONSENTS. Buyer shall use reasonable best efforts to obtain, at its reasonable expense, all such waivers, permits, consents, approvals or other authorizations from third parties and governmental entities or authorities, and to effect all such registrations, filings and notices with or to third parties and governmental entities or authorities, as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

                  8.3. BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon the occurrence of, or promptly upon Buyer becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to it prior to the date hereof, of any of the representations and warranties of Buyer contained in or referred to in this Agreement, Buyer shall give detailed written notice thereof to Jenoptik and shall use its reasonable best efforts to prevent or promptly remedy the same.

                  8.4. LISTING OF PURCHASE SHARES. On or within 45 days after the Closing, Buyer shall at its sole expense list the Purchase Shares on the Nasdaq National Market and shall take all steps necessary to accomplish the same.

         ARTICLE IX. CONDITIONS TO OBLIGATIONS OF BUYER

      The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article will have been accomplished.

                  9.1. DUE DILIGENCE REVIEW. Buyer shall have completed a review of the assets and business of each of the Companies which is satisfactory to the Buyer in its sole discretion in all respects. Such review shall include a review of all of the financial files and records of each of the Companies, including, without limitation, review of the financial information delivered pursuant to
Section 9.5 hereof, the financial budget of each of the Company for fiscal year 1999 and strategic plans for the next two fiscal years of each of the Companies, any schedules to this Agreement or any Purchase Agreement, the business and legal records and files of each of the Companies, including customer files, correspondence, invoices, licenses and permits (provided that Buyer shall refrain from contacting any customers or suppliers of any of the Companies without the prior approval of M+W), full access to each of the Companies' physical properties and appropriate personnel of each of the Companies, and all written materials related to each of the Companies' Intellectual Property, all of which shall be made available pursuant to Section 7.2 of this Agreement. In addition, each of the Infab Companies shall make available to Buyer all environmental files and records related to the Infab Business.


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                  9.2. REPRESENTATIONS; WARRANTEES; COVENANTS. Without giving effect to any qualification of materiality (or any variation of such term) contained in any representation or warranty, the representations and warranties of Jenoptik and each Infab Company contained in Articles 4 and 5 hereof or contained in the Purchase Agreements or the Ancillary Documents, individually or in the aggregate, shall be true and correct in all material respects as though made on and as of the Closing Date and each of Jenoptik and the Infab Companies shall, on or before the Closing have performed all of their obligations hereunder and under the Purchase Agreements and Ancillary Documents which by the terms hereof and thereof are to be performed by them on or before the Closing.

                  9.3. RESIGNATIONS OF OFFICERS AND DIRECTORS. Jenoptik shall have delivered to Buyer, at least fifteen (15) business days prior to Closing, a complete and correct list of all of the officers and directors of Infab (Scotland) and Infab (Ireland), and Buyer shall have received the written resignations of such of the officers and directors of Infab (Scotland) and Infab (Ireland) as Buyer shall have designated at least ten (10) business days before Closing, which resignations will be effective no later than the Closing.

                  9.4. LIEN TERMINATIONS. Buyer shall have received proper evidence of the termination of all security interests in, or other Liens upon the Purchased Assets.

                  9.5. DELIVERY OF FINANCIAL INFORMATION. In addition to the financial statements delivered under Section 5.5 above, the Companies, at their own cost, shall have delivered to Buyer historical financial statements and any other financial information with respect to the Infab Business required by Item 7 of Form 8-K and Regulation S-X of the Securities and Exchange Commission for a business acquisition required to be described in answer to Item 2 of Form 8-K, including information required in order for Buyer to prepare the pro forma financial information required by Item 7 of Form 8-K. The financial statements shall include, without limitation:

                                    (i) Audited Consolidated Balance Sheets as
of December 31, 1997 and December 31, 1998 and audited Consolidated Statements of Operations and Cash Flows for the three years ending December 31, 1998 for the Infab Business; and

                                    (ii) Unaudited Consolidated Balance Sheet as
of June 30, 1999 and unaudited Consolidated Statements of Operations and Cash Flows for the six months ending June 30, 1999 for the Infab Business.

The audit reports included with these financial statements shall not be qualified or subject to modification.


                  9.6. PURCHASE AGREEMENTS. The Purchase Agreements with Infab (Germany) and with Infab (US) with terms mutually satisfactory to Jenoptik and Buyer shall have been executed and delivered.

                  9.7. CERTAIN ANCILLARY DOCUMENTS. Each of the Infab Companies a party thereto shall have entered into the following agreements:


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                           (a) the Stockholder Agreement relating to the terms
upon which the Purchase Shares shall be held and may be transferred by M+W and certain other matters substantially in the form of EXHIBIT D hereto.

                           (b) the Transitional Services Agreement relating to
the provision of certain support services by Jenoptik on a transitional basis with terms mutually satisfactory to Jenoptik and Buyer.

                           (c) Jenoptik and M+W shall have entered into the
Jenoptik Noncompetition Agreement with Buyer substantially in the form of EXHIBIT F hereto.

                  9.8. EMPLOYEE NONCOMPETITION AGREEMENTS. Each of the persons listed on SCHEDULE 7.8 hereto shall have executed and delivered to Buyer a Noncompetition and Proprietary Information Agreement with terms mutually satisfactory to Jenoptik and Buyer.

                  9.9. REAL PROPERTY LEASES. Buyer shall have received from the landlord of the Colorado Lease the documents contemplated by Section 7.3. In addition, the appropriate Infab Companies shall have assigned Buyer the Colorado Lease.

                  9.10. GOVERNMENTAL CONSENTS AND APPROVALS; AUTHORIZATION FROM OTHERS; TERMINATION OR EXPIRATION OF WAITING PERIOD. All Government Authorization required in order to permit Jenoptik and the Infab Companies to complete the transactions in compliance with all applicable laws, rules and regulations shall have been received by Jenoptik and the Infab Companies. All additional consents and permits of others required to permit Jenoptik and the Infab Companies to complete the transaction including, without limitation, those listed on SCHEDULE 5.12(f), shall have been received by Jenoptik and the Infab Companies. The applicable waiting period under the United States Hart-Scott-Rodino Act and any other laws applicable to this transaction shall have been terminated or shall have expired without a request for further information under the Hart-Scott-Rodino Act, or in the event of such a request for further information, the waiting period following delivery of such information shall have expired without the objection of either the Federal Trade Commission or the U.S. Justice Department or any other governmental authority.

                  9.11. ABSENCE OF CERTAIN LITIGATION. There shall not be any
(a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Buyer is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or


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against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

                  9.12. NO BANKRUPTCY. None of the Infab Companies or Jenoptik shall (i) have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors, or (ii) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property or (iii) have an attachment placed on all or a significant portion of its assets.

                  9.13. RESOLUTION OF MINORITY OWNERSHIP. Either: (a) Jenoptik and M+W shall have eliminated the minority ownership interests in Infab (Ireland) and Infab (Scotland) in a manner reasonably satisfactory to Buyer; or
(b) Jenoptik, Infab (Ireland), Infab (Scotland) and Buyer shall have entered into a mutually satisfactory license agreement. The license agreement, among other things, shall grant Buyer an exclusive, worldwide, perpetual, fully paid up license to market, sell, offer for sale, modify, integrate or otherwise use all the software (including source code), products, technology and other intellectual property rights of Infab (Ireland) and Infab (Scotland). In addition, in connection with the license agreement: (i) Buyer shall have the right to hire any or all the employees of Infab (Ireland) or Infab (Scotland),
(ii) all the software (including source code), products, technology and other intellectual property rights associated with the license will be deposited in a mutually acceptable escrow and (iii) Infab (Ireland) and Infab (Scotland) shall transfer all of their computer equipment and related office furniture to Buyer. In the event the parties enter into the license agreement, all references to Infab (Ireland) and Infab (Scotland) in the Master Purchase Agreement shall effectively be deleted. However, the provisions of Article XI pursuant to which Jenoptik shall indemnify Buyer for any Infab Share Liability shall remain in full force and effect. If within three years after the license agreement is executed and delivered, Jenoptik acquires the minority ownership interests in Infab (Ireland) and Infab (Scotland), Jenoptik shall deliver notice thereof to Buyer in accordance with Section 13.3. Buyer may, in its discretion, require that Jenoptik assign all its interest in Infab (Ireland) and Infab (Scotland) to Buyer for no consideration within 30 days of receipt of such notice (the "Call"). Expenses and taxes relating to the Call shall be borne by the parties in a manner consistent with this Agreement.

                  9.14. OPINION OF COUNSEL FOR JENOPTIK, AND M+W

                           (a) At the Closing, Buyer shall have received from
counsel for Jenoptik and M+ W, an opinion dated as of the Closing, substantially in the form set forth as EXHIBIT H hereto.


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                           (b) In rendering the foregoing opinion such counsel
may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of each of Jenoptik, M+W and M+W (US), and (iii) an opinion or opinions of other counsel satisfactory to Buyer and its counsel, which opinions are in form and substance satisfactory to Buyer and its counsel. In the event such counsel rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Buyer and its counsel.

                  9.15. OPINION OF SELLERS' COUNSEL.

                           (a) At the Closing, Buyer shall have received from
counsel for each of the Sellers, an opinion dated as of the Closing, substantially in the form set forth as EXHIBIT I hereto. The opinion with respect to Infab (USA) shall include an opinion from Gray Cary Ware Freidenrich LLP in form reasonably satisfactory to Buyer that the Agreement listed on
Schedule 5.12(f)(1) is assignable to Buyer without the consent of third parties.

                           (b) In rendering the foregoing opinion such counsel
may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of any member of the Infab Group or its affiliates, and (iii) an opinion or opinions of other counsel satisfactory to Buyer and its counsel, which opinions are in form and substance satisfactory to Buyer and its counsel. In the event such counsel rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Buyer and its counsel.

                  9.16. OPINION OF COUNSEL FOR EACH OF INFAB (SCOTLAND) AND INFAB (IRELAND).

                           (a) At the Closing, Buyer shall have received from
counsel for each of Infab (Scotland) and Infab (Ireland), an opinion dated as of the Closing, substantially in the form set forth as EXHIBIT J hereto.

                           (b) In rendering the foregoing opinion such counsel
may, state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of Infab (Scotland) or Infab (Ireland) , and (iii) an opinion or opinions of other counsel satisfactory to Buyer and its counsel, which opinions are in form and substance satisfactory to Buyer and its counsel. In the event such counsel rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Buyer and its counsel.

                  9.17. FAIRNESS OPINION. Buyer's Board of Directors shall have received a written opinion from Merrill Lynch, dated as of or prior to the Closing Date to the effect that as of the date of such opinion the Aggregate Consideration is fair, from a financial point of view, to Buyer's shareholders and shall have delivered to the Buyer a copy of such opinion.


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                  9.18. PAYMENT OF INDEBTEDNESS. Infab (Ireland) and Infab
(Scotland) shall pay in full the principal of and interest and premium, if any, on all indebtedness for borrowed money including, without limitation, the loan from Infab (Germany) in the principal of $2,500,000, incurred or assumed by either of them on or before the Closing Date. Such Companies shall have provided Buyer with written evidence of the payoff and full satisfaction of all such indebtedness for borrowed money.

         ARTICLE X. CONDITIONS TO OBLIGATIONS OF JENOPTIK AND THE INFAB
COMPANIES

      The obligations of Jenoptik and the Infab Companies to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article will have been accomplished.

                  10.1. REPRESENTATIONS; WARRANTEES; COVENANTS. Without giving effect to any qualification of materiality (or any variation of such term) contained in any representation or warranty, the representations and warranties of Buyer contained in Article 6, contained in the Purchase Agreements and contained in the Ancillary Documents, individually or in the aggregate, shall be true and correct in all material respects as though made on and as of the Closing Date and Buyer shall, on or before the Closing have performed all of its obligations hereunder and under the Purchase Agreements and Ancillary Documents which by the terms hereof and thereof are to be performed by it on or before the Closing.

                  10.2. GOVERNMENTAL CONSENTS AND APPROVALS; TERMINATION OR EXPIRATION OF HSR WAITING PERIOD. All Governmental Authorizations required in order to permit Buyer to complete the transactions in compliance with all applicable laws, rules and regulations shall have been received by Buyer. The applicable waiting period under the Hart-Scott-Rodino Act and any other laws applicable to this transaction shall have been terminated or shall have expired without a request for further information under the Hart-Scott-Rodino Act and any other laws applicable to this transaction, or in the event of such a request for further information, the waiting period following delivery of such information shall have expired without the objection of either the Federal Trade Commission or the U.S. Justice Department.

                  10.3. ABSENCE OF CERTAIN LITIGATION. There shall not be any
(a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by any federal, state, local or foreign government (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof or (c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Jenoptik is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the


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parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

                  10.4. NO BANKRUPTCY. Buyer shall not (i) have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or have made a general assignment for the benefit of its creditors, or (ii) have an involuntary case or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property or (iii) have an attachment placed on all or a significant portion of its assets.

                  10.5. OPINION OF BUYER'S COUNSEL.

                           (a) At the Closing, Jenoptik and each of the Infab
Companies shall have received from Brown, Rudnick, Freed & Gesmer, counsel for Buyer, an opinion dated as of the Closing, substantially in the form of EXHIBIT K hereto.

                           (b) In rendering said opinion, such counsel may state
their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Jenoptik and its counsel, of officers of Buyer, and (iii) an opinion or opinions in form and substance satisfactory to Jenoptik and its counsel, of other counsel satisfactory to Jenoptik and its counsel. In the event such counsel for Buyer rely upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Jenoptik and its counsel.

         ARTICLE XI. INDEMNIFICATION

                  11.1. INDEMNIFICATION BY JENOPTIK.

                           (a) Subject to the limitations in paragraph (b)
below, Jenoptik, shall defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them and whether or not caused by negligence or willful act:

                                    (i) resulting from or arising out of any
breach of any of the representations or warranties (other than those in Sections 4.2, 5.2, 5.10, 5.11, the first sentence of 5.15(e), any of the last five sentences of Section 5.12(f) and, solely to the extent relating to title, Sections 4.1, 5.9 and 5.12) made by Jenoptik or any Infab Company in or pursuant to this Agreement, any other Purchase Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or thereto in connection with the Closing;


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                                    (ii) resulting from or arising out of any
breach of any of the representations or warranties made by Jenoptik or any Infab Company pursuant to Sections 4.2, 5.2 and, solely to the extent related to title, Sections 4.1, 5.9 and 5.12;

                                    (iii) resulting from or arising out of any
breach of the representations and warranties set forth in Sections 5.10 and 5.11;

                                    (iv) resulting from or arising out of any
breach of any covenant or agreement made by Jenoptik or any Infab Company in or pursuant to this Agreement or any other Purchase Agreement;

                                    (v) in respect of any Retained Liability,
including without limitation, any liability with respect to Asyst or any Employee Benefit Plan liability, or any Infab Share Liability other than an Assumed Infab Share Liability, or resulting from or arising out of any breach of the representation in the first sentence of Section 5.15(e) or any breach of any of the last five sentences of Section 5.12(f);

                                    (vi) resulting from or arising out of any
liability, payment or obligation arising out of any litigation or similar matter required to be described on SCHEDULE 5.20;

                                    (vii) resulting from or arising out of the
intentional misrepresentation or breach of warranty of Jenoptik or any Infab Company or any intentional failure of any of them to perform or comply with any of their respective covenants or agreements;

                                    (viii) resulting from or arising out of any
liability, payment or obligation in respect of any Taxes owing by any of the Sellers, by Infab (Ireland) or Infab (Scotland) or Buyer, as successor to any Company, of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, up to and including the Closing Date;

                                    (ix) resulting from or arising out of any
third party action, whether by a Governmental Authority or other third party for damages, including fines or penalties, or clean-up costs or other compliance costs under any Environmental Law or from the violation of any Environmental Law arising out of the operations of any of the Companies on or before the Closing Date;

                                    (x) resulting from or arising out of any
Jenoptik Employment Termination Cost; or

                                    (xi) resulting from or arising out of any
Third Party Action (including a binding arbitration or an audit by any taxing authority), that it is instituted or threatened against any of Buyer's Indemnified Persons.


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                           (b) The right to indemnification under paragraph (a)
is subject to the following limitations:

                                    (i) Jenoptik shall have no liability under
paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to Jenoptik asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                                          (1) for claims under clauses (i),
         (ii), (iii), (iv), (vi), (ix) and (xi) (insofar as a claim under clause
         (xi) relates to any matter included under clause (i), (ii), (iii),
         (iv), (vi) or (ix)) of paragraph (a) above, a period of one (1) year from the Closing Date;

                                          (2) for claims under clauses (viii)
         and (xi) (insofar as a claim under clause (xi) relates to any matter included under clause (viii)) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended; and

                                          (3) for claims under clauses (v),
         (vii) and (x) of paragraph (a) above, without limitation as to time.


                                    (ii) Indemnification for claims under
paragraph (a) above (other than under clauses (a)(ii), (iii), (iv), (v), (vii),
(viii), (ix), (x) and (xi) (insofar as the claim relates to any matter included under clause (a)(ii), (iii), (iv), (v), (vii) (viii), (ix) or (x)) shall be payable by Jenoptik only if the aggregate amount of all Losses hereunder by Buyer's Indemnified Persons shall exceed Two Hundred Fifty Thousand Dollars ($250,000) (the "Basket"), at which point Jenoptik shall be responsible for all Losses, including the Basket. Jenoptik's aggregate liability for indemnification under paragraph (a) above (other than under clauses (a)(ii), (iii), (iv), (v), (vii), (viii), (ix) and (xi) (insofar as the claim relates to any matter included under clause (a)(ii), (iii) (iv), (v), (vii), (viii) or (ix) ) shall not exceed the total purchase price.

                                    (iii) At its option, Jenoptik may repurchase
from Buyer, for an amount equal to the unpaid balance thereof, all or any part of the accounts receivable included in the Purchased Assets which are subject to any claims for Losses under clause (iii) of paragraph (a) above. Upon payment by Jenoptik of any claims for Losses with respect to any account receivable under clause (iii) of paragraph (a) above, Buyer shall concurrently therewith assign such account receivable to Jenoptik free and clear of any Liens.

                                    (iv) At its option, Jenoptik may repurchase
from Buyer, for an amount equal to the value reflected in the Closing Balance Sheet, all or any part of the inventory included in the Purchased Assets which is subject to any claims for Losses under clause (iii) of paragraph (a) above. Upon payment by Jenoptik for any claim for Losses with respect to any


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inventory under clause (iii) of paragraph (a) above, Buyer shall concurrently therewith assign such inventory to Jenoptik free and clear of any Liens.

                                    (v) The gross amount with respect to a claim
for indemnification for which Jenoptik may be liable to a Buyer's Indemnified Person pursuant to this Article 11 shall be reduced by any insurance proceeds actually recovered by or on behalf of the Indemnified Person on account of the indemnifiable Loss.

                  11.2. INDEMNIFICATION BY BUYER.

                           (a) Subject to the limitations in paragraph (b)
below, from and after the Closing Date, Buyer shall indemnify and hold harmless Jenoptik's Indemnified Persons from any and all Losses directly or indirectly incurred by or sought to be imposed upon them and regardless of whether or not caused by negligence or willful act:

                                    (i) resulting from or arising out of any
breach of any of the representations or warranties made by Buyer, in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing;

                                    (ii) resulting from or arising out of any
breach of any covenant or agreement made by Buyer in or pursuant to this Agreement or any Purchase Agreement;

                                    (iii) resulting from or arising out of
Buyer's fraud;

                                    (iv) in respect of any Assumed Liability or
Assumed Infab Share Liability; or

                                    (v) resulting from or arising out of Buyer's
Employment Termination Costs.

                           (b) Buyer shall have no liability under paragraph (a)
above unless a Jenoptik's Indemnified Person gives written notice to Buyer asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                                    (i) for claims under clauses (i) and (ii) of
paragraph (a) above, one (1) year from the Closing Date; and

                                    (ii) for claims under clauses (iii), (iv)
and (v) of paragraph (a) above, without limitation as to time.

                           (c) Indemnification for claims under clauses (i) and
(ii) above shall be payable by Buyer only if the aggregate amount of all Losses hereunder by Jenoptik's Indemnified Persons shall exceed Two Hundred Fifty Thousand Dollars ($250,000) (the "Buyer's Basket"), at which point Buyer shall be responsible for all losses including the Buyer's Basket. Buyer's aggregate liability for indemnification under paragraph (a) above (other than


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clauses (a)(iii), (a)(iv) or (a)(v)) shall not exceed the total purchase price.
Buyer's aggregate liability for indemnification under clause (a)(v) above shall not exceed Two Million Dollars ($2,000,000).

                  11.3. DEFENSE OF THIRD PARTY ACTIONS.

                           (a) Promptly after receipt of notice of any Third
Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article.

                           (b) Upon receipt of a notice of a Third Party Action,
the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

                           (c) By written notice within forty-five (45) days
after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

                           (d) Upon assumption of control of the defense of a
Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

                           (e) If the Indemnifying Person does not elect to
control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

                           (f) Any person who had the right hereunder but did
not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

                  11.4. MISCELLANEOUS.


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                           (a) Buyer's Indemnified Persons shall be entitled to
indemnification under Section 11.1(a) and Sellers' Indemnified Persons shall be entitled to indemnification under Section 11.2(a), regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person, unless expressly assumed on the particular Schedule.

                           (b) If any Loss is recoverable under more than one
provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

                           (c) Buyer may, at its options, recover any amount
owing by Jenoptik for indemnification hereunder by setoff against any amounts that may otherwise be due from the Buyer to Jenoptik, M+W, M+W(US) or the Sellers, or any of them, whether hereunder or otherwise; provided that Buyer shall not be required to recover such claims in such manner and may proceed against the Indemnified Party at any time or times for recovery of indemnification claims.

                  11.5. PAYMENT OF INDEMNIFICATION. Claims for indemnification under this Article shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person, provided however, that if such Claims are capable of being cured, such Claims shall not have been cured within 30 days after notice thereof has been given by the Indemnified Person.

         ARTICLE XII. TERMINATION OF AGREEMENT

                  12.1. TERMINATION. In connection with the structure of the transactions as described in this Agreement, the parties have agreed that this Agreement shall not be terminated, except in accordance with the provisions of this Article XII, all strictly construed against the Party seeking such termination. This Agreement may be terminated any time prior to the Closing:

                           (a) by mutual written consent of the Parties; or

                           (b) by either the Buyer or by M+W (on behalf of
Jenoptik and the Infab Companies), if, without fault of such terminating party, the Closing shall not have been consummated on or before October 31, 1999.

                  12.2. TERMINATION BY THE BUYER. This Agreement may be terminated by action of the Board of Directors of the Buyer, at any time prior to Closing if:

                           (a) Jenoptik or any Infab Company shall have failed
to comply with any of the covenants or agreements contained in this Agreement, any Purchase Agreement or any Ancillary Document such that the Closing condition set forth in Section 9.2 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to


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the Closing, such breach or breaches shall not have been cured within 15 days of delivery to M+W of written notice of such breach;

                           (b) there exists a breach or breaches of any
representation or warranty of Jenoptik or any Infab Company contained in this Agreement, any Purchase Agreement or any Ancillary Document such that the Closing condition set forth in Section 9.2 would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Closing, such failure or failures shall not have been cured within 15 days of delivery to M+W of written notice of such failure; or

                           (c) Jenoptik or any Infab Company engages in any
conduct or takes any action concerning an Acquisition Transaction not permitted by Section 7.12 hereof.

                  12.3. TERMINATION BY JENOPTIK. This Agreement may be terminated at any time prior to the Closing, by action of the Executive Board of M+W, if:

                           (a) the Buyer shall have failed to comply with any of
the covenants or agreements contained in this Agreement, any Purchase Agreement or any Ancillary Document such that the closing condition set forth in Section
10.1 would not be satisfied provided, however, that if such failure or failures are capable of being cured prior to the Effective Time, such failure or failures shall not have been cured within 15 days of delivery to the Buyer of written notice of such failure; or

                           (b) there exists a breach or breaches of any
representation or warranty of the Buyer contained in this Agreement, any Purchase Agreement or any Ancillary Document such that the Closing condition set forth in Section 10.1 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Effective Time, such breach or breaches shall not have been cured within 15 days of delivery to Buyer of written notice of such breach.

                  12.4. PROCEDURE FOR TERMINATION. In the event of termination and abandonment of the Merger by the Buyer or M+W pursuant to this Article XII, written notice thereof shall forthwith be given to the other.

                  12.5. EFFECT OF TERMINATION.

                           (a) In the event of termination of this Agreement in
accordance with the provisions of this Article XII, this Agreement shall forthwith become void and no party to this Agreement shall have any liability or further obligation to any other party, except as provided in this Section 12.5 and in Sections 13.2, 13.4 and 13.5 of this Agreement, which provisions shall survive such termination, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

                           (b) In the event of a termination of this Agreement
pursuant to Section 12.2(c), Jenoptik or M+W shall, within five (5) business days thereafter, pay Buyer by wire


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transfer of immediately available funds to an account specified by Buyer a fee of $2,000,000 (the "Termination Fee").

                           (c) To the extent that the Termination Fee has not
already become payable and been paid, and, if prior to any termination pursuant to Section 12.2 any person shall have made or discussed with Jenoptik or any Infab Company a proposal concerning an Acquisition Transaction and prior to or within twelve (12) months after the termination of this Agreement Jenoptik or any Infab Company enters into a definitive agreement with a third party with respect to an Acquisition Transaction with respect to any of the Companies or the Infab Business or such an Acquisition Transaction with respect to any of the Companies or the Infab Business is effected, then Jenoptik or M+W prior to entering into any such definitive agreement or any such Acquisition Transaction being effected, shall, within five (5) business days thereafter, pay Buyer by wire transfer of immediately available funds to an account specified by Buyer the Termination Fee.

                  12.6. RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article IX hereof have not been satisfied, Buyer shall have the right to waive the satisfaction of any such condition as provided in Article IX and to proceed with the transactions contemplated hereby; however, it shall be deemed to have waived any claim for indemnification arising out of any condition which has been so waived. If any of the conditions specified in Article X hereof has not been satisfied, M+W shall have the right to waive the satisfaction of any such condition as provided in Article X and to proceed with the transactions contemplated hereby; however, it shall be deemed to have waived any claim for indemnification arising out of any condition which has been so waived.

         ARTICLE XIII. MISCELLANEOUS

                  13.1. SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article 11 and shall be further actionable subject to the limitations set forth therein, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

                  13.2. FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Jenoptik or any Infab Company relating in any way to the purchase and sale hereunder shall be included in any account of any of the Companies as of the Closing or shall be charged to or paid by Buyer.

                  13.3. NOTICES. All notices, requests, demands and other communications required or permitted to be given (i) hereunder by any party hereto shall be in writing and shall be deemed to have been duly given when received if delivered personally, or (ii) on the business day following the business day sent if sent by prepaid domestically recognized overnight receipted


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courier if sent domestically, or (iii) on the third business day following the day sent if sent by prepaid internationally recognized overnight receipted courier if sent internationally, or (iv) when receipt telephonically acknowledged if sent by telecopier transmission on a business day or, if not a business day, on the next following business day, or (v) when answered back if sent by telex, if on a business day, or if not a business day, or the next following business day, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):


      If to the Jenoptik or any of the Infab Companies:

      Jenoptik Infab GmbH
      Goschwilyer 25
      07745 Jena
      Germany
      Attn:   Wolfgang Meyr,
              President and CEO
      Tel:  011 49 3641 65 2238
      Fax:  011 49 3641 65 2480

      Meissner + Wurst Zander Holding GmbH
      Lotterberg Strasse 30
      DX-70499 Stuttgart
      Germany
      Attn:   Jurgen Giessmann,
              Chairman of the Board
      Tel:011 49 3641 65 2238
      Fax:011 49 3641 65 2480

      with copies to:

      Bruckhaus Westrick Heller & Lober
      Grimmaische Strasse 25
      D-04109 Leipzig
      Germany
      Attn:  Dr. Nikolaus Reinhuber
      Tel:  011 49 341 1 27 23 0
      Fax:  011 49 341 1 27 23 33

      Gray Cary Ware Freidenrich
      400 Hamilton Avenue
      Palo Alto, CA  94301-1825
      Attn:  Thomas M. French, Esquire
      Tel:  650 833 2028
      Fax:  650 328 3029


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      If to the Buyer, to:

      Brooks Automation, Inc.
      15 Elizabeth Drive
      Chelmsford, MA  01824
      Tel:  (978) 262-2400
      Fax:  (978) 262-2500
      Attn:  Ms. Ellen B. Richstone,
             Chief Financial Officer

      with a copy to each of:

      Brown, Rudnick, Freed & Gesmer
      One Financial Center
      Boston, MA  02111
      Tel:  (617) 856-8200
      Fax:  (617) 856-8201
      Attn:  Lawrence M. Levy, Esq.
             David H. Murphree, Esq.

      Haver & Mailander
      Lenzalde 83-85
      D-70192 Stuttgart
      Germany
      Tel:  + 49 711 227440
      Fax:  + 49 711 2951935
      Attn:  Prof. Dr. K. Peter Mailander
             Dr. Klaus A. Gerstenmaiser

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

                  13.4. PUBLICITY AND DISCLOSURES. Except as may be otherwise required for compliance with applicable stock exchange rules or securities laws, neither Buyer nor Jenoptik nor any Infab Company shall issue nor approve any news release or other public announcement concerning this Agreement (or any schedules or exhibits hereto) prior to the Closing without the prior written approval of the other. Subsequent to the Closing, Buyer, Jenoptik and M+W may issue any news release, public announcement or published information or documents it deems necessary or desirable.

                  13.5. CONFIDENTIALITY. In accordance with the terms and conditions of the Nondisclosure Agreement entered into by the Buyer with Infab (Germany), Infab (U.S.), and M+W, dated May 24, 1999 the parties agree that they will keep confidential and not disclose or


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divulge any confidential, proprietary or secret information which they may obtain from any of the other in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or reveal the financial or other terms and conditions of this Agreement unless such information is or hereafter becomes public information through means other than a default hereof by such party or is required to be disclosed by applicable law, including applicable securities laws or stock exchange rules or regulations. The obligations of this Section 13.5 shall survive any termination of this Agreement.

                  13.6. TIME PERIOD. The parties acknowledge that time is of the essence with respect to the fulfillment of the respective obligations of the parties hereto and the Closing of the Transaction as contemplated by this Agreement.

                  13.7. ENTIRE AGREEMENT. This Agreement together with the other Purchase Agreements and the Ancillary Documents (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

                  13.8. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

                  13.9. ASSIGNABILITY. This Agreement may not be assigned otherwise than by operation of law (a) by Buyer without the prior written consent of M+W or (b) by Jenoptik or any Infab Company without the prior written consent of Buyer. However, any or all rights of Buyer to receive performance (but not the obligations of Buyer hereunder) and rights to assert claims against Jenoptik, M+W or M+W(US) in respect of breaches of representations, warranties or covenants of Jenoptik or any Infab Company hereunder, may be assigned by Buyer to any direct or indirect subsidiary, parent or other affiliate of Buyer, but any assignee of such rights shall take such rights subject to any defenses, counterclaims and rights of setoff to which any member of the Infab Group might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                  13.10. AMENDMENT. This Agreement may be amended only by a written agreement executed by Buyer and M+W, for Jenoptik and each of the Infab Companies.

                  13.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the Commonwealth of Massachusetts.

                  13.12. REMEDIES. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and


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inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, the parties shall waive the defense that there is an adequate remedy at law. Infab (Germany) acknowledges that the Infab Shares are unique and cannot be obtained on the open market. Without limiting any remedies any party may otherwise have hereunder or under applicable law, in the event any other party refuses to perform its obligations under this Agreement, the first party shall have, in addition to any other rights at law or equity, the right to specific performance.

                  13.13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  13.14. EFFECT OF TABLE OF CONTENTS AND HEADINGS. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

                  13.15. DISPOSITION OF PURCHASE SHARES. Jenoptik and the Infab Companies agree that they will not sell or otherwise dispose of any of the Purchase Shares in violation of the registration requirements of the Securities Act of 1933 or in violation of any other federal or state laws or regulations governing the sale or other disposition of securities.

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.

[SIGNATURES APPEAR ON NEXT PAGE]


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                       BROOKS AUTOMATION, INC.

                           /s/ Ellen B. Richstone
                       BY:__________________________________


                       FASTech INTEGRATION, INC.

                           /s/ Ellen B. Richstone
                       BY:__________________________________


                       BROOKS AUTOMATION GmbH

                           /s/ Ellen B. Richstone
                       BY:__________________________________


                       JENOPTIK A.G.

                           /s/ Alexander von Witzleben
                       BY:__________________________________


                       MEISSNER + WURST ZANDER HOLDING GmbH

                           /s/ Alexander von Witzleben
                       BY:__________________________________


                       JENOPTIK INFAB GmbH

                           /s/ Alexander von Witzleben
                       BY:__________________________________


                       JENOPTIK INFAB KK

                           /s/ Alexander von Witzleben
                       BY:__________________________________


                       JENOPTIK INFAB PLC

                           /s/ Alexander von Witzleben
                       BY:__________________________________


                       JENOPTIK INFAB, LTD.

                           /s/ Alexander von Witzleben
                       BY:__________________________________


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                       MEISSNER + WURST US, INC.

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------

                       JENOPTIK INFAB, INC.

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------





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                            MASTER PURCHASE AGREEMENT

                         LIST OF SCHEDULES AND EXHIBITS



EXHIBIT                        DOCUMENT

Exhibit A      Confidentiality Agreement
Exhibit B      Infab (Germany) Asset Purchase Agreement
Exhibit C      Infab (US) Asset Purchase Agreement
Exhibit D      Stockholder Agreement
Exhibit E      Transitional Services Agreement
Exhibit F      Jenoptik Noncompetition Agreement
Exhibit G      Employee Noncompetition and Proprietary
               Information Agreement
Exhibit H      Form of Opinion of Counsel for Jenoptik &
               M+W
Exhibit I      Form of Opinion of Counsel for each of Sellers
Exhibit J      Form of Opinion of Counsel for Share Transfer
Exhibit K      Form of Opinion of Counsel for Buyer




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                                 FIRST AMENDMENT
                                       TO
                            MASTER PURCHASE AGREEMENT

         This First Amendment to Master Purchase Agreement is being entered into this 30th of September, 1999, by and among the parties whose names appear on the signature page hereof (the "Parties").

                                    RECITALS

         That certain Master Purchase Agreement was entered into by the Parties on September 9, 1999 (the "Master Purchase Agreement").

         The Master Purchase Agreement called for a closing of the sale and transfer transactions contemplated therein on September 30, 1999.

         The Parties have satisfied or waived all conditions of closing provided for in the Master Purchase Agreement, except those more particularly set forth below (the "Remaining Conditions").

         The Parties now desire to establish an escrow for purposes of depositing therein all closing documents and instruments, pending satisfaction and waiver of the Remaining Conditions.

                                    AGREEMENT

1. ACKNOWLEDGEMENT OF SATISFACTION OR WAIVER OF THE REMAINING CONDITIONS.

         The Parties acknowledge and agree that, except for the Remaining Conditions, all conditions to closing the Master Purchase Agreement have either been fully satisfied or waived.

2. REMAINING CONDITIONS. The Remaining Conditions are:

                  (a) Sellers, as defined in the Master Purchase Agreement, are to use their best efforts to obtain from Clearfield Investments, LLC ("Clearfield") by October 15, 1999 its written consent to the assignment by Sellers to Buyer of that certain Lease Agreement dated February 24, 1999 between Clearfield and Sellers;

                  (b) Sellers are to use their best efforts to obtain from Hewlett Packard Corporation ("HP") by October 15, 1999 its written consent to the assignment by Sellers to Buyer of that certain SMIF System License Agreement dated April 4, 1995, between HP and Sellers.

                  (c) Sellers are to use their best efforts to obtain from Seiko-Seiki Co. Ltd. ("SS") by October 15, 1999 its written consent to the assignment by Sellers to Buyer of that certain Service Representative Agreement dated October 2, 1997 between Sellers and SS;


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                  (d) Sellers are to use their best efforts to obtain, from
Cybernetix S.A. ("CSA"), by October 15, 1999, its written consent to the assignment by Sellers to Buyer of that certain Service Representative Agreement dated 1998 between Sellers and CSA;

                  (e) Sellers are to use their best efforts to obtain executed noncompetition agreements, by October 15, 1999, in form reasonably acceptable to Buyer, from the persons identified on SCHEDULE 7.8 OF THE MASTER PURCHASE AGREEMENT; Buyer will cooperate with Sellers' efforts in this regard;

                  (f) Buyer shall have obtained, by October 15, 1999

                           (1) An executed legal opinion of Middleton Potts in form reasonably satisfactory to Buyer;

                           (2) A copy of the notice of shareholders meeting called to ratify the license agreement referenced in
                           Section 9.13 of the Master Purchase Agreement; and

                           (3) Evidence of the satisfaction of the measures suggested under the caption "5. Suggested Procedure" in the letter from J.S. Morrall to Dr. Nikolaus Reinhuber and Dr. Merve Finke, c/o Sam Williams, Esq. Dated 28th September, 1999.

                  (g) Sellers are to provide to Buyer, by October 15, 1999,

                           (1) footnotes (Anhang) conforming to German GAAP the Consolidated Financial Statements (the "Financial Statements") of the Infab Group audited by Ebner Stolz & Partner ("Ebner") delivered on this day;

                           (2) information necessary to reconcile the Financial Statements to U.S. GAAP; and

                           (3) satisfactory assurances that Ebner shall provide written consents to the inclusion of the Financial Statements with Buyer's filings with the U.S. Securities and Exchange Commission;

                  (h) Sellers shall wire transfer, by October 15, 1999, in good funds, the sum of US$3,023,000, to Buyer's U.S. bank account, in accordance with Buyer's written instructions to Sellers.

3. DEPOSIT INTO ESCROW WITH BROWN RUDNICK.

         The Parties have deposited with Brown, Rudnick, Freed & Gesmer ("Escrow Holder") certain fully executed closing documents and instruments respecting the Master Purchase Agreement. The Escrow Holder shall hold such documents and instruments until receiving written instructions from the Parties. If such instructions are not received by the Escrow Holder by October 16, 1999, or if such instructions are in conflict with or are inconsistent with one


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another, the Escrow Agent shall take no further action, and shall have no further duties or obligations, and shall promptly return the original signature pages to each of the respective signatories thereof; and further in such event all funds transferred by Sellers to Buyer in accordance with paragraph 2(h) hereof shall be promptly returned to Sellers by Buyer.

         If the Remaining Conditions are not fully waived or satisfied by October 15, 1999, the Parties' rights and obligations shall be governed by the provisions of the Master Purchase Agreement.

4. CLOSING. Should the satisfaction or waiver of all of the Remaining Conditions occur on or prior to October 15, 1999, the closing of the Master Purchase Agreement shall be deemed to have been consummated, and such closing shall be deemed to be effective as of September 30, 1999.

         Executed at Boston, Massachusetts the date and year first stated above.

                       BROOKS AUTOMATION, INC.

                       BY: /s/ Ellen B. Richstone
                          ----------------------------------


                       FASTech INTEGRATION, INC.

                       BY: /s/ Ellen B. Richstone
                          ----------------------------------


                       BROOKS AUTOMATION GmbH

                       BY: /s/ Ellen B. Richstone
                          ----------------------------------


                       JENOPTIK A.G.

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------


                       MEISSNER + WURST ZANDER HOLDING GmbH

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------


                       JENOPTIK INFAB GmbH

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------


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                       JENOPTIK INFAB KK

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------


                       JENOPTIK INFAB PLC

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------


                       JENOPTIK INFAB, LTD.

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------


                       MEISSNER + WURST US, INC.

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------


                       JENOPTIK INFAB, INC.

                       BY: /s/ Alexander von Witzleben
                          ----------------------------------

We acknowledge receipt of the documents
and instruments referred to above, and
we agree to carry out the duties of the
Escrow Agent described above:

BROWN, RUDNICK, FREED & GESMER

By: /s/ David Murphree
    --------------------------

Date:  September 30, 1999


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